AS FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1997

                                 PRELIMINARY COPY


                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549

                                   ----------

                                AMENDMENT NO. 1 TO
                            PRELIMINARY PROXY STATEMENT
                              FILED ON SCHEDULE 13E-3
                         RULE 13e-3 TRANSACTION STATEMENT
           (PURSUANT TO SECTION 13(E) OF THE SECURITIES AND EXCHANGE ACT
                                     OF 1934)


                 PRUDENTIAL-BACHE/EQUITEC REAL ESTATE PARTNERSHIP
                 ------------------------------------------------
                 (Name of the Issuer and Person Filing Statement)


                 DEPOSITARY UNITS OF LIMITED PARTNERSHIP INTEREST
                 ------------------------------------------------
                          (Title of Class of Securities)


                                     74429Y103
                       -------------------------------------
                       (CUSIP Number of Class of Securities)


     Mr. Chester A. Piskorowski                  Mr. Jeffrey W. Tindell
  Prudential-Bache Properties, Inc.     Skadden, Arps, Slate, Meagher & Flom LLP
          One Seaport Plaza                         919 Third Avenue
         New York, NY 10292                        New York, NY 10022
           (212) 214-1339                            (212) 735-3380


(Name, Address and Telephone Number of Persons Authorized to Receive Notices and
              Communications on Behalf of Person Filing Statement)


     This statement is filed in connection with (check the appropriate box):

     a. [x] The filing of solicitation materials or an information statement subject to Regulation 14A, Regulation 14C, or Rule 13e-3(c) under the Securities Exchange Act of 1934.

     b. [ ] The filing of a registration statement under the Securities Act of 1933.

     c. [ ] A tender offer.

     d. [ ] None of the above.


     Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies. [x]

                            Calculation of Filing Fee
     ----------------------------------------------------------------------
     Transaction Valuation*                            Amount of Filing Fee
     ----------------------------------------------------------------------
     $43,520,000                                        $8,704
     ----------------------------------------------------------------------

     *  For purposes of calculating fee only.


Based on the aggregate cash to be received by the Issuer from the proposed sale of assets, which the Issuer believes will be $43,520,000, multiplied by 1/50th of one percent (1%).

[x] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount previously paid:   $8,704                  Filing Party: the Issuer
Form or registration no.: Preliminary             Date filed: September 17, 1997
                          Proxy Statement

                                CROSS-REFERENCES

     The information required to be contained in this Schedule 13E-3 is incorporated herein by reference from the attached solicitation materials. The following cross-references indicate where the information called for by each Item of this Schedule 13E-3 is contained in the enclosed solicitation materials.


ITEM NO.  SECTION TITLE(S) IN SOLICITATION MATERIALS                   PAGE(S)
--------  ------------------------------------------                   -------

ITEM 1    ISSUER AND CLASS OF SECURITY SUBJECT TO THE
          TRANSACTION

(a)       COVER PAGE OF THE STATEMENT FURNISHED IN CON-
          NECTION WITH THE SOLICITATION OF CONSENTS;
          SUMMARY--The Partnership                                      1, 4

(b)       COVER PAGE OF THE STATEMENT FURNISHED IN CON-
          NECTION WITH THE SOLICITATION OF CONSENTS;
          SUMMARY--Record Date; Units Entitled to Consent; VOTING
          SECURITIES AND PRINCIPAL HOLDERS THEREOF                     1, 5, 32

(c)       MARKET PRICES OF UNITS AND DISTRIBUTIONS TO
          UNITHOLDERS--Secondary and Market Prices for Units            30

(d)       SPECIAL FACTORS CONCERNING THE PLAN--Background
          of the Proposed Sale of the Assets; MARKET PRICES OF
          UNITS AND DISTRIBUTIONS TO UNITHOLDERS--Distribu-
          tions to Unitholders                                         12, 31

(e)       Not applicable.

(f)       Not applicable.

ITEM NO.  SECTION TITLE(S) IN SOLICITATION MATERIALS                   PAGE(S)
--------  ------------------------------------------                   -------

ITEM 2    IDENTITY AND BACKGROUND

          The person filing this statement is the issuer of the class of equity securities which is the subject of the Rule 13e-3 transaction.

(a)       IDENTITY AND BACKGROUND OF CERTAIN PERSONS                      32

(b)       IDENTITY AND BACKGROUND OF CERTAIN PERSONS                      32

(c)       IDENTITY AND BACKGROUND OF CERTAIN PERSONS                      32

(d)       IDENTITY AND BACKGROUND OF CERTAIN PERSONS                      32

(e)       With respect to PSI, see IDENTITY AND BACKGROUND
          OF CERTAIN PERSONS                                              32

          With respect to each other person, natural or otherwise, identified in the above section, the answer is no.

(f)       With respect to PSI, see IDENTITY AND BACKGROUND
          OF CERTAIN PERSONS                                              32

          With respect to each other person, natural or otherwise, identified in the above section, the answer is no.

(g)       IDENTITY AND BACKGROUND OF CERTAIN PERSONS                      32


ITEM 3    PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

(a)       Not applicable.

(b)       SPECIAL FACTORS CONCERNING THE PLAN--Background
          of Proposed Sale of the Assets                                  12


ITEM 4    TERMS OF THE TRANSACTION

(a)       SUMMARY--Action by Written Consent, --The Plan; SPECIAL
          FACTORS CONCERNING THE PLAN-- The Purchase
          Agreement, --Closing of the Sale, --Amendment to
          Partnership Agreement, --Liquidation                         5, 7, 16,
                                                                      18, 25, 26

(b)       Not applicable.

ITEM NO.  SECTION TITLE(S) IN SOLICITATION MATERIALS                   PAGE(S)
--------  ------------------------------------------                   -------

ITEM 5    PLANS OR PROPOSALS OF THE ISSUER OR AFFILIATE

(a)       Not applicable.

(b)       Not applicable.

(c)       Not applicable.

(d)       Not applicable.

(e)       Not applicable.

(f)       Not applicable.

(g)       Not applicable.


ITEM 6    SOURCE AND AMOUNT OF FUNDS OR OTHER CONSID-
          ERATION

(a)       COVER PAGE OF THE STATEMENT FURNISHED IN CON-
          NECTION WITH THE SOLICITATION OF CONSENTS;
          SPECIAL FACTORS CONCERNING THE PLAN--The Pur-
          chase Agreement, --Use of Proceeds and Cash
          Distributions,  --Liquidation                            1, 16, 21, 26

(b)       COVER PAGE OF THE STATEMENT FURNISHED IN CON-
          NECTION WITH THE SOLICITATION OF CONSENTS;
          SPECIAL FACTORS CONCERNING THE PLAN--Use of
          Proceeds and Cash Distributions                             1, 21

(c)       SPECIAL FACTORS CONCERNING THE PLAN--The Pur-
          chase Agreement                                               16

(d)       Not applicable.




ITEM NO.  SECTION TITLE(S) IN SOLICITATION MATERIALS                          PAGE(S)
--------  ------------------------------------------                          -------
ITEM 7    PURPOSE(S), ALTERNATIVES, REASONS AND EFFECTS

(a)       SUMMARY--Action by Written Consent; SPECIAL FACTORS
          CONCERNING THE PLAN--Background of Proposed Sale of
          the Assets                                                           5, 12

(b)       SPECIAL FACTORS CONCERNING THE PLAN--Background
          of Proposed Sale of the Assets                                       12

(c)       COVER PAGE OF THE STATEMENT FURNISHED IN CONNECTION WITH THE
          SOLICITATION OF CONSENTS; SPECIAL FACTORS CONCERNING THE
          PLAN--Background of Proposed Sale of the Assets,
          --Recommendation of the General Partners, --Advantages of Plan,
          --Amendment to Partnership Agreement                                 1, 12, 22,
                                                                               23, 25

(d)       COVER PAGE OF THE STATEMENT FURNISHED IN CONNECTION WITH THE
          SOLICITATION OF CONSENTS; SUMMARY--Action by Written Consent,
          --Certain Conflicts of Interest, --Final Distributions and
          Liquidation; SPECIAL FACTORS CONCERNING THE PLAN-- Background
          of Proposed Sale of the Assets, --Certain Conflicts of
          Interest, --Use of Proceeds and Cash Distributions, --Liquidation,
          --Certain Federal Income Tax Consequences of The Plan;               1, 5, 7, 12,
          ACCOUNTING TREATMENT                                                 16, 21, 26,
                                                                               29

ITEM 8    FAIRNESS OF THE TRANSACTION

(a)       SPECIAL FACTORS CONCERNING THE PLAN--Recommen-
          dation of the General Partners                                       22

(b)       SPECIAL FACTORS CONCERNING THE PLAN--Advantages
          of Plan                                                              23

(c)       COVER PAGE OF THE STATEMENT FURNISHED IN CONNECTION WITH
          THE SOLICITATION OF CONSENTS; SUMMARY--Action by Written
          Consent; SPECIAL FACTORS CONCERNING THE PLAN--Background
          of Proposed Sale of the Assets,--Amendment to the
          Partnership Agreement                                                1, 5, 12, 15

(d)       SPECIAL FACTORS CONCERNING THE PLAN--Recommen-
          dation of the General Partners                                       22

(e)       SPECIAL FACTORS CONCERNING THE PLAN--Recommen-
          dation of the General Partners                                       22

(f)       SPECIAL FACTORS CONCERNING THE PLAN--Background
          of Proposed Sale of the Assets                                       12





ITEM NO.  SECTION TITLE(S) IN SOLICITATION MATERIALS                          PAGE(S)
--------  ------------------------------------------                          -------



ITEM 9    REPORTS, OPINIONS, APPRAISALS AND CERTAIN NE-
          GOTIATIONS

(a)       SPECIAL FACTORS CONCERNING THE PLAN--C&W
          Reports                                                              20

(b)       SPECIAL FACTORS CONCERNING THE PLAN--C&W
          Reports                                                              20

(c)       SPECIAL FACTORS CONCERNING THE PLAN--C&W
          Reports                                                              20


ITEM 10   INTEREST IN SECURITIES OF THE ISSUER

(a)       SUMMARY--The Plan; VOTING SECURITIES AND PRINCI-
          PAL HOLDERS THEREOF                                                  7, 32

(b)       Not applicable.


ITEM 11   CONTRACTS, ARRANGEMENTS OR UNDERSTANDINGS
          WITH RESPECT TO THE ISSUER'S SECURITIES

          SUMMARY--The Plan; VOTING SECURITIES AND PRINCI-
          PAL HOLDERS THEREOF                                                  32


ITEM 12   PRESENT INTENTION AND RECOMMENDATION OF
          CERTAIN PERSONS WITH REGARD TO THE TRANSAC-
          TION

(a)       SUMMARY--The Plan; VOTING SECURITIES AND PRINCI-
          PAL HOLDERS THEREOF                                                  7, 32

(b)       COVER PAGE OF THE STATEMENT FURNISHED IN CONNECTION WITH THE
          SOLICITATION OF CONSENTS; SUMMARY--The Plan; SPECIAL FACTORS
          CONCERNING THE PLAN--Recommendation of the General Partners,
          --Advantages of Plan; VOTING SECURITIES AND PRINCIPAL               1, 7, 22,
          HOLDERS THEREOF                                                      23, 32


ITEM 13   OTHER PROVISIONS OF THE TRANSACTION

(a)       SUMMARY--The Plan; SPECIAL FACTORS CONCERNING
          THE PLAN--No Appraisal Rights.                                       7, 30

(b)       AVAILABLE INFORMATION                                                36

(c)       Not applicable.


ITEM NO.  SECTION TITLE(S) IN SOLICITATION MATERIALS                     PAGE(S)
--------  ------------------------------------------                     -------

ITEM 14   FINANCIAL INFORMATION

(a)(1-2) The Partnership's Annual Report on Form 10-K for the year ended December 31, 1996 and its Quarterly Report on Form 10-Q/A for the period ended June 30, 1997 filed by the Partnership with the Securities and Exchange Commission (File No. 0-14271) and included as exhibits hereto are hereby incorporated by this reference.

(a)(3)    Not applicable

(a)(4)    SUMMARY--Selected Historical Financial Data                       11

(b) After the Rule 13e-3 transaction, the Issuer will have liquidated its assets and dissolved.


ITEM 15   PERSONS AND ASSETS EMPLOYED, RETAINED OR UTILIZED

(a) Certain executive officers of Prudential-Bache Properties, Inc., as managing general partner of the Issuer, will engage in solicitation activities in connection with the Rule 13e-3 transaction.


(b) COVER PAGE OF THE STATEMENT FURNISHED IN CONNECTION WITH THE SOLICITATION OF CONSENTS. William O'Sullivan, an employee of Prudential Securities Incorporated, an affiliate of
          Prudential-Bache Properties, Inc., will engage in certain solicitation activities in connection with the
          Rule 13e-3 transaction.  Mr. O'Sullivan will receive no addition-
          al compensation for engaging in such activities beyond his salary
          as an employee of Prudential Securities Incorporated.              1


ITEM 16   ADDITIONAL

          Not applicable.

ITEM NO.  SECTION TITLE(S) IN SOLICITATION MATERIALS                     PAGE(S)
--------  ------------------------------------------                     -------

ITEM 17   MATERIAL TO BE FILED AS EXHIBITS

(a) Credit Agreement (Revolver), dated as of July 11, 1996, among Glenborough Properties, L.P., as Borrower, and Wells Fargo Bank and Imperial Bank together with certain Assignees, as Lenders, and Wells Fargo Bank, National Association, as Agent; First Amendment to Credit Agreement, entered into as of No-vember 1, 1996, by and among Glenborough Properties, L.P., Wells Fargo Bank, National Association, Imperial Bank, Fleet National Bank, and Wells Fargo Bank, National Association as Agent; Amendment to Credit Agreement, dated as of April __, 1997, among Glenborough Properties, L.P., Wells Fargo Bank, National Association, Fleet National Bank, and Wells Fargo Bank, National Association as Agent.

(b) Limited Appraisal in a Restricted Report--Poplar Towers Office Building, as of October 21, 1996, prepared by Cushman & Wakefield of Georgia, Inc.; Complete Appraisal of Real Proper-ty--Gateway Professional Center, as of May 21, 1997, prepared by Cushman & Wakefield of California, Inc.; Complete Apprais-al of Real Property--Park Plaza Professional Center, as of May 21, 1997, prepared by Cushman & Wakefield of California,
          Inc.; Complete Appraisal of Real Property--Montrose Office Park, as of May 20, 1997, prepared by Cushman & Wakefield of Washington, D.C., Inc.; Complete Appraisal of Real Proper-ty--Totem Valley Business Center, as of May 9, 1997, prepared by Cushman & Wakefield of Oregon, Inc.

(c)       Not applicable.

(d) LETTER TO UNITHOLDERS; NOTICE TO UNITHOLDERS; STATEMENT FURNISHED IN CONNECTION WITH THE SOLICITATION OF CONSENTS; CONSENT CARD. Certain additional documents shall be filed as exhibits as required by Regulation 14A but are not required to be distributed to Unitholders.

(e)       Not applicable.

(f)       Not applicable.

                                    SIGNATURE

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


                             Dated:  October 14, 1997



                             PRUDENTIAL-BACHE/EQUITEC
                             REAL ESTATE PARTNERSHIP


                             By:  Prudential-Bache Properties, Inc.
                                  in its capacity as managing general partner



                                      By: /s/ BRIAN J. MARTIN
                                          --------------------------------------
                                              Brian J. Martin
                                              President
                                              Prudential-Bache Properties, Inc.

                                PRELIMINARY COPY


                PRUDENTIAL-BACHE/EQUITEC REAL ESTATE PARTNERSHIP
                                ONE SEAPORT PLAZA
                               NEW YORK, NY 10292

                                                             OCTOBER  , 1997


Dear Unitholders:

     As you know, Prudential-Bache/Equitec Real Estate Partnership (the "Partnership") was formed in June 1984 to acquire, operate and then ultimately dispose of income-producing real estate or interests therein. It was originally anticipated that the Partnership would hold the real properties or interests therein it acquired until such time as disposition appeared advantageous from the viewpoint of the Partnership's investment objectives. Although no mandatory time frame was set forth within which such sales were anticipated to occur, it was anticipated that the Partnership would own such real properties and interests therein for approximately three to seven years after acquisition.

     The Partnership acquired certain real properties, and held direct and indirect interests in a joint venture which owns another real property, between May 1986 and June 1989 and is now in its thirteenth year of operations. At the Partnership's formation, its managing general partner was Equitec Financial Group, Inc. ("Equitec") and its general partner was Prudential-Bache Properties, Inc. ("PB Properties"). PB Properties has since become the managing general partner of the Partnership; in 1991, Equitec filed for reorganization under the federal bankruptcy laws, and by a vote of the limited partners of the Partnership was replaced as co-general partner by Glenborough Corporation and Robert Batinovich, each a general partner of the Partnership (together, "Glenborough") (together with PB Properties, the "General Partners").

     The General Partners have been considering when and how to effect the disposition of all of the Partnership's real properties (the "Properties") and all of the Partnership's direct and indirect interests in a joint venture whose sole asset is one real property (the "Interests") (the Interests, together with the Properties, the "Assets") in the best interests of the Partnership and the holders (the "Unitholders") of the beneficial ownership interest in the limited partnership interests of the Partnership (the "Units"). The General Partners believe that, given current market conditions and the existence of certain other factors identified below, now is the appropriate time to sell all of the Assets.

     In order to effectuate this strategy, the Partnership has entered into a Purchase Agreement (the "Purchase Agreement") with Glenborough Realty Trust Incorporated and a subsidiary partnership, Glenborough Properties, L.P., which are affiliates of Glenborough (together, the "Purchaser"). Pursuant to the Purchase Agreement, the Partnership intends to sell to the Purchaser (the "Sale") all of the Assets of the Partnership for $43,520,000 in cash. This amount equals the sum of the individual appraised fair market values of all of the Properties, plus the Partnership's estimate of the fair market values of the Interests, which estimate is wholly based on and equals the appraised fair market value of the one real property to which the Interests relate (the "Related Property") (the sum of all such values, the "Fair Market Value of the Assets"). This price will be reduced by certain credits to the Purchaser (which, in addition to any credits for secured obligations which are assumed by the Purchaser, could equal up to approximately $867,000 if certain items of deferred maintenance at the Properties and the Related Property are not completed prior to the closing of the Sale), and the net proceeds available for distribution will further be reduced by certain selling costs and liquidation expenses estimated by the General Partners to equal approximately $645,000. The Purchase Agreement is subject to few conditions, with no studies or reports required to be provided by the Partnership, few representations or warranties required to be made by the Partnership and the acquisition of the Properties to occur on an "as is/where is/with all faults" basis. If the Sale is consummated, PB Properties, as the managing general partner of the Partnership, will make one or more liquidating distributions to the Unitholders and the General Partners and, after providing for the payment of the Partnership's obligations and the establishment of a reserve to cover unexpected claims, dissolve and terminate the Partnership and liquidate (together with the Sale and amendments to the partnership agreement to effectuate the above, the "Plan"). Based upon the terms and conditions of the Sale, after repayment of the Partnership's existing obligations and after crediting the Purchaser to the extent the Purchaser assumes such obligations (including borrowings secured by the Properties and the Related Property, which obligations totalled $26,650,000 as of June 30, 1997), the Partnership estimates that liquidating distributions would total approximately $220 per Unit.

     CERTAIN ELEMENTS OF THE PLAN REQUIRE THE CONSENT OF HOLDERS OF A MAJORITY OF THE UNITS, AND YOUR APPROVAL IS VERY IMPORTANT. Please return your consent card as soon as possible, because failure to return a consent card has the same effect as a "NO" vote.

     If the Sale is consummated, the Partnership will pay cash distributions to the Unitholders and the General Partners from the net sales proceeds, after providing for the payment of all expenses and liabilities of the Partnership and the establishment of a reserve account to cover unexpected claims. Any amount remaining in the reserve account will be distributed to the Unitholders and the General Partners within approximately 30 days from the date of the closing of the Sale, whereupon the Partnership will be dissolved. If possible, it is the goal of the General Partners to complete the dissolution of the Partnership prior to January 1, 1998 in order to minimize Partnership operating costs and to avoid the necessity of preparing income tax returns and Schedules K-1 for calendar year 1998. However, there can be no assurances that the closing of the Sale and the consummation of the Plan in its entirety will occur by December 31, 1997.

     The General Partners believe that the Plan at this time is in the best interests of the Partnership and the Unitholders and recommend that you complete and return the consent card with a vote "FOR" the Plan. The General Partners have based their recommendation on, among other things, the following factors:

          o The Partnership's entire mortgage debt of $26,650,000 will mature on December 9, 1997, and the General Partners desire to avoid, if possible, the costs and uncertainty of refinancing such debt in light of the circumstances discussed below. If the Partnership's Assets are sold pursuant to the Sale, such debt will either be retired on the closing date of the Sale (the "Closing Date"), or the Partnership will obtain a release of its obligations under the documents evidencing or securing such debt effective as of the Closing Date.

          o The Plan permits the Assets to be sold under market conditions which, given current mortgage interest rates and the availability of investor capital, the General Partners believe are favorable for such a sale.

          o If the Plan is approved, the Partnership will be able to consummate the Sale of all of the Assets for an amount equal to the Fair Market Value of the Assets and on terms which the General Partners believe will entail minimal costs and will permit an expeditious consummation of the Sale.

          o The Properties and the Related Property generally have shown a trend of improved occupancies and revenues over the past few years, which the General Partners believe enhances the salability of the Assets at the present time.

          o By selling the Assets now, the Partnership would eliminate the risks inherent in the direct and indirect ownership of real property, including, among other things, the decline in value that can occur as a result of rising interest rates, increasing real estate investor expectations and changing competition factors in local rental markets.

          o The Partnership has not made any distributions to Unitholders in the past several years and does not anticipate being in a position to do so in the foreseeable future.

          o The Plan would provide liquidity to Unitholders. At present, there is no established public trading market for the Units, and liquidity has been limited to sporadic sales which have occurred within an informal secondary market.

     The General Partners estimate that, if the closing of the Sale cannot be completed by December 9, 1997 and/or the Plan cannot be consummated in its entirety by December 31, 1997, distributions to Unitholders may be reduced by up to approximately $5 per Unit to cover additional costs, to operate the Partnership and refinance the mortgage debt referenced above (assuming the Plan, which includes the closing of the Sale, is consummated by March 31, 1998). At the present time, however, the General Partners believe that no impediment presently exists to closing the Sale by December 9, 1997 and/or consummating the Plan in its entirety by December 31, 1997.

     The principal disadvantage which would result to Unitholders from the approval of the Plan is that the Partnership would not benefit from any future improvements in economic and market conditions, which improvements could produce increased cash flow and possibly increase the sales price of all or any of the Assets in the future. Another disadvantage is that, pursuant to the Purchase Agreement, although the Partnership is permitted to accept superior offers, it is not permitted to actively market the Assets or solicit superior offers. Thus, it is possible that the price being received by the Partnership from the Purchaser via the Sale may be less than the Partnership may be able to obtain with an active public marketing of all or any of the Assets.

     The General Partners contemplate that the Sale of the Assets, the termination and dissolution of the Partnership and the subsequent liquidation will be completed by the end of 1997. Each of these actions, however, require Unitholder approval. Furthermore, because the Purchaser is affiliated with Glenborough, the Plan necessitates amending the Partnership Agreement to permit an affiliate of Glenborough to purchase the Assets from the Partnership, which also requires Unitholder approval. Accordingly, the Partnership is soliciting the written consent of each Unitholder to these elements of the Plan, which are more fully described in the attached Statement.

     YOU ARE URGED TO READ CAREFULLY THE ATTACHED STATEMENT IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF THE PLAN. If you have any questions, please feel free to contact the Client Services Department at 1-800-535-2077.

                                   Very truly yours,


                                   Brian J. Martin
                                   President
                                   Prudential-Bache Properties, Inc.


                                   Andrew Batinovich
                                   Chairman and Chief Executive Officer
                                   Glenborough Corporation


                                   Robert Batinovich
                                   in his individual capacity as General Partner

                                PRELIMINARY COPY


                PRUDENTIAL-BACHE/EQUITEC REAL ESTATE PARTNERSHIP
                                ONE SEAPORT PLAZA
                               NEW YORK, NY 10292

                         NOTICE OF CONSENT SOLICITATION

                                                               OCTOBER  , 1997

To the Unitholders of Prudential-Bache/Equitec Real Estate Partnership:

     NOTICE IS HEREBY GIVEN to the holders (the "Unitholders") of the beneficial ownership interest in the limited partnership interests (the "Units") in Prudential-Bache/Equitec Real Estate Partnership, a California limited partnership (the "Partnership"), that Prudential-Bache Properties, Inc., the managing general partner of the Partnership ("PB Properties"), is soliciting written consents (the "Consents") on behalf of the Partnership to approve a plan of action (the "Plan"), which consists of (i) the sale of all of the real properties of the Partnership (the "Properties") and all of the Partnership's direct and indirect interests in a joint venture whose sole asset is one real property (the "Interests") (the Interests, together with the Properties, the "Assets") for an amount equal to the sum of the individual appraised fair market values of the Properties, plus the Partnership's estimate of the fair market values of the Interests, which estimate is wholly based on and equals the appraised fair market value of the one real property to which the Interests relate (the "Related Property") to an affiliate of Glenborough (as defined below) (the "Sale"); such price will be reduced by certain credits to such affiliate (which, in addition to any credits for secured obligations which are assumed by such affiliate, could equal up to approximately $867,000 if certain items of deferred maintenance at the Properties and at the Related Property are not completed prior to the closing of the sale of the Assets), and the net proceeds available for distribution will further be reduced by certain selling costs and liquidating expenses estimated by the Partnership to equal approximately $645,000, (ii) the amendment of the Amended and Restated Agreement of Limited Partnership, dated as of February 11, 1985 and as subsequently amended, by and among the General Partners and Limited Partners of the Partnership (as defined therein) (the "Partnership Agreement") to permit (a) the purchase by an affiliate of Glenborough Corporation and/or Robert Batinovich, each a general partner of the Partnership (together, "Glenborough") (together with PB Properties, the "General Partners"), of all or any of the Assets and (b) the effectuation of the Plan by the General Partners on behalf of the Partnership (together, the "Amendments") and (iii) one or more liquidating distributions to the Unitholders and the General Partners and, after providing for the payment of all expenses and other liabilities of the Partnership, the dissolution and termination of the Partnership and subsequent liquidation (the "Plan of Liquidation"), all as more fully described in the attached Statement Furnished in Connection with the Solicitation of Consents (the "Statement"). The Plan is a single proposal which must be approved by Unitholders holding a majority of the Units.

     Subject to the assumptions and qualifications set forth in the attached Statement, the Partnership estimates that liquidating distributions would total approximately $220 per Unit. However, the General Partners estimate that, if the closing of the Sale cannot be completed by December 9, 1997 and/or the Plan cannot be consummated in its entirety by December 31, 1997, distributions to Unitholders may be reduced by up to approximately $5 per Unit to cover additional costs, to operate the Partnership and refinance the mortgage debt referenced above (assuming the Plan, which includes the closing of the Sale, is consummated by March 31, 1997). At the present time, however, the General Partners believe that no impediment presently exists to closing the Sale by December 9, 1997 and/or consummating the Plan in its entirety by December 31, 1997.

     Only Unitholders who own Units on the close of business on October 1, 1997 are entitled to notice of the solicitation of Consents and to give their consent to the Plan. In order to be valid, all Consents must be received before 10:00 a.m., New York City time on November 24, 1997 (unless such date and/or time is extended, in the sole discretion of PB Properties acting on behalf of the Partnership). The approval will be obtained through the solicitation of written Consents, and no meeting of Unitholders will be held. Morrow & Co., Inc. ("Morrow") has been retained as a soliciting agent to assist in soliciting Consents. A Consent may be revoked by written notice of revocation or by a later dated action containing different instructions received by Morrow until 10:00 a.m., New York City time on November 24, 1997 (unless such date and/or time is extended, in the sole discretion of PB Properties acting on behalf of the Partnership). Unitholders will be notified as soon as practicable as to the results of this solicitation.

     YOUR APPROVAL IS IMPORTANT. PLEASE READ THE STATEMENT CAREFULLY AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT CARD AND RETURN IT IN THE SELF-ADDRESSED PREPAID ENVELOPE. Any Consent card which is signed and does not specifically disapprove the Plan will be treated as approving the Plan. Your prompt response is appreciated.


                                 PB Properties
                                 Managing General Partner


                                 Glenborough Corporation
                                 General Partner


                                 Robert Batinovich
                                 in his individual capacity as General Partner

          THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                PRELIMINARY COPY

                PRUDENTIAL-BACHE/EQUITEC REAL ESTATE PARTNERSHIP
                                ONE SEAPORT PLAZA
                               NEW YORK, NY 10292
                                                                OCTOBER  , 1997

                   STATEMENT FURNISHED IN CONNECTION WITH THE
                            SOLICITATION OF CONSENTS

     This Statement Furnished in Connection with the Solicitation of Consents (the "Statement") is furnished to the holders ("Unitholders") of the beneficial ownership interest in the limited partnership interests (the "Units") in Prudential-Bache/Equitec Real Estate Partnership, a California limited partnership (the "Partnership"), in connection with the solicitation of written consents ("Consents") by Prudential-Bache Properties, Inc., in its capacity as the managing general partner of the Partnership ("PB Properties") and on behalf of the Partnership, to approve a plan of action (the "Plan"), which consists of
(i) the sale of all of the real properties of the Partnership (the "Properties") and all of the Partnership's direct and indirect interests in a joint venture whose sole asset is one real property (the "Interests") (the Interests, together with the Properties, the "Assets") for an amount equal to the sum of the individual appraised fair market values of the Properties, plus the Partnership's estimate of the fair market values of the Interests, which estimate is wholly based on and equals the appraised fair market value of the one real property to which the Interests relate (the "Related Property") (the sum of all such values, the "Fair Market Value of the Assets"), to an affiliate of Glenborough (as defined below) (the "Sale"); such price will be reduced by certain credits to such affiliate (which, in addition to any credits for secured obligations which are assumed by such affiliate, could equal up to approximately $867,000 if certain items of deferred maintenance at the Properties and at the Related Property are not completed prior to the closing of the sale of the Assets), and the net proceeds available for distribution will further be reduced by certain selling costs and liquidation expenses estimated by the General Partners to equal approximately $645,000, (ii) the amendment of the Amended and Restated Agreement of Limited Partnership, dated as of February 11, 1985 and as subsequently amended, by and among the General Partners and Limited Partners of the Partnership (as defined therein) (the "Partnership Agreement") to permit (a) the purchase by an affiliate of Glenborough Corporation and/or Robert Batinovich, each a general partner of the Partnership (together, "Glenborough") (together with PB Properties, the "General Partners"), of all or any of the Assets and (b) the effectuation of the Plan by the General Partners on behalf of the Partnership (together, the "Amendments") and (iii) one or more liquidating distributions to the Unitholders and the General Partners and, after providing for the payment of all expenses and other liabilities of the Partnership, the dissolution and termination of the Partnership and subsequent liquidation (the "Plan of Liquidation").

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     The Plan is a single proposal, and consent to the Plan will constitute consent to each of the Sale, the Amendments and the Plan of Liquidation. If approved and consummated, the Plan will result in the sale of all of the Assets to an entity affiliated with Glenborough, one or more liquidating distributions to the Unitholders and the General Partners of the Partnership and, after providing for the payment of all liabilities, expenses and certain attorneys' fees of the Partnership, the dissolution and termination of the Partnership and subsequent liquidation.

     AFTER CONSUMMATION OF THE PLAN, THE PARTNERSHIP WILL NO LONGER BE SUBJECT TO REGISTRATION UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 AND THEREFORE WILL NOT BE A REPORTING COMPANY WITH RESPECT TO ITS UNITHOLDERS.

     Subject to the assumptions and qualifications set forth in the attached Statement, the Partnership estimates that liquidating distributions would total approximately $220 per Unit. However, the General Partners estimate that, if the closing of the Sale cannot be completed by December 9, 1997 and/or the Plan cannot be consummated in its entirety by December 31, 1997, distributions to Unitholders may be reduced by up to approximately $5 per Unit to cover additional costs, to operate the Partnership and refinance the mortgage debt referenced above (assuming the Plan, which includes the closing of the Sale, is consummated by March 31, 1997). At the present time, however, the General Partners believe that no impediment presently exists to closing the Sale by December 9, 1997 and/or consummating the Plan in its entirety by December 31, 1997.

     Neither PB Properties nor Glenborough intends to call a meeting of the Unitholders in connection with this solicitation of Consents. Approval or disapproval by a Unitholder of the Plan is to be indicated by marking and signing the enclosed form of Unitholder Consent and returning it to Morrow & Co., Inc., which has been engaged on behalf of the Partnership to act as soliciting agent (the "Soliciting Agent"), in the enclosed self-addressed envelope, which requires no postage if mailed in the United States. The Plan as described herein can be effected only after Unitholders owning a majority in interest of the outstanding Units have consented to the Plan. The enclosed form of Unitholder Consent permits a Unitholder to indicate approval, disapproval or abstention with respect to the Plan.

     Consents of the Unitholders to the Plan will be solicited until 10:00 a.m., New York City time on November 24, 1997 (unless such date and/or time is extended, in the sole discretion of PB Properties acting on behalf of the Partnership). The close of business on October 1, 1997 (the "Record Date") has been fixed for determining the Unitholders entitled to notice of the solicitation of Consents and to consent to the Plan. On the Record Date, there were 68,795 outstanding Units entitled to vote on the Plan, which Units were held by 5,834 Unitholders. Unitholders will be notified as soon as practicable as to the results of this solicitation.

     Pursuant to the Partnership Agreement, the consent of Unitholders holding a majority of the outstanding Units is required to approve the Sale. Under California law and the Partnership Agreement, any matter upon which the Unitholders are entitled to act may be submitted for a vote by written consent without a meeting. Any Consent given pursuant to this solicitation may be revoked by the person giving it until 10:00 a.m., New York City time on November 24, 1997 (unless such date and/or time is extended, in the sole discretion of PB Properties acting on behalf of the Partnership) by sending a written notice of revocation or a later dated Consent containing different instructions to the Soliciting Agent before such date. Any written notice of revocation or subsequent Consent should be sent to the Soliciting Agent, Morrow & Co., Inc., at 909 Third Avenue, New York, NY 10022-4799.

     In addition to solicitation by use of the mails, directors, officers and employees of PB Properties may solicit Consents in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not receive additional compensation for such services but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. In addition, the Soliciting Agent has been retained to assist PB Properties in the solicitation of Consents for a base fee of $5,000, plus reimbursement of expenses and additional fees based on the number of telephone calls placed and the number of tabulations made, estimated at approximately $8,000 in the aggregate. Arrangements have been made with custodians, nominees and fiduciaries for the forwarding of Consent solicitation materials to beneficial owners of Units held of record by such custodians, nominees and fiduciaries and the Partnership will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

     The General Partners recommend that Unitholders consent to the Plan. See "SPECIAL FACTORS CONCERNING THE PLAN--Recommendation of the General Partners".

     This Statement and the accompanying form of Consent card are first being
mailed to Unitholders on or about October   , 1997.

                                     SUMMARY

     The following is a summary (the "Summary") of certain information contained elsewhere in this Statement, including the Exhibits hereto, which are a part of this Statement. This Summary does not purport to be complete and is qualified in its entirety by the more detailed information contained in this Statement. Unless otherwise defined herein, terms used in this Summary have the respective meanings ascribed to them elsewhere in this Statement or, if not defined herein, in the Partnership Agreement. Unitholders are urged to read this Statement, including the Exhibits hereto, in its entirety.

The Partnership
---------------

Prudential-Bache/Equitec
Real Estate Partnership..........................    The Partnership is a California limited partnership
                                                     which owns and operates four commercial real
                                                     properties (the "Properties") consisting of three
                                                     office buildings and one industrial park.  Two of
                                                     the three office buildings are located in
                                                     California, with the third located in Tennessee.
                                                     The industrial park is located in Washington.

                                                     The Partnership also directly and indirectly holds
                                                     all ownership interests (the "Interests") relating to
                                                     an office building complex located in Maryland
                                                     (the "Related Property") (the Interests, together
                                                     with the Properties, the "Assets").  The Interests
                                                     consist of a general partnership interest in
                                                     Montrose Office Park Joint Venture, a Maryland
                                                     single purpose general partnership (the "Joint
                                                     Venture") and the entity whose sole asset is the
                                                     Related Property; a general partnership interest in
                                                     Montrose Office Park Limited Partnership, a
                                                     Maryland limited partnership (the "Montrose
                                                     Partnership"); and ownership of all of the issued
                                                     and outstanding shares of common stock of
                                                     Equitec Venture Corp. III, Inc., a California
                                                     corporation ("EVC").  The Joint Venture, which
                                                     owns the Related Property, is wholly owned and
                                                     controlled by the Partnership both directly and
                                                     through its interests in the Montrose Partnership
                                                     and EVC.


                                                     At the Partnership's formation, its managing
                                                     general partner was Equitec Financial Group, Inc.
                                                     ("Equitec") and its general partner was PB
                                                     Properties.  PB Properties has since become the
                                                     managing general partner of the Partnership; in
                                                     1991, Equitec filed for reorganization under the
                                                     federal bankruptcy laws, and by a vote of the
                                                     limited partners of the Partnership, Equitec was
                                                     replaced as co-general partner by Glenborough
                                                     Corporation and Robert Batinovich, each a
                                                     general partner of the Partnership (together,
                                                     "Glenborough") (together with PB Properties, the
                                                     "General Partners").

                                                     The principal offices of the Partnership are
                                                     located at One Seaport Plaza, New York, NY
                                                     10292, and its telephone number is (212) 214-
                                                     1016.

Action by Written Consent
-------------------------
Purpose of the
Solicitation.....................................    Consents are being solicited by PB Properties to
                                                     approve a plan of action (the "Plan"), which
                                                     consists of (i) the sale of all of the Assets for an
                                                     amount equal to the Fair Market Value of the
                                                     Assets (the "Sale"); this price will then be
                                                     reduced by certain credits (the "Credits") to the
                                                     Purchaser (as such term is defined below) (which,
                                                     in addition to any credits for secured obligations
                                                     assumed by the Purchaser, could equal up to
                                                     approximately $867,000 if certain items of
                                                     deferred maintenance at the Properties and at the
                                                     Related Property are not completed prior to the
                                                     closing of the sale of the Assets), and the net
                                                     proceeds available for distribution will further be
                                                     reduced by certain selling costs and liquidation
                                                     expenses estimated by the General Partner to
                                                     equal approximately $645,000 (the "Costs"), (ii)
                                                     the amendment of the Partnership Agreement to
                                                     permit (a) the purchase by an affiliate of
                                                     Glenborough of all of the Assets and (b) the
                                                     effectuation of the Plan by the General Partners
                                                     on behalf of the Partnership (together, the

                                                     "Amendments") and (iii) one or more liquidating
                                                     distributions to the Unitholders and the General
                                                     Partners and, after providing for the payment of
                                                     all expenses and other liabilities of the
                                                     Partnership, the dissolution and termination of
                                                     the Partnership and subsequent liquidation (the
                                                     "Plan of Liquidation").

Record Date; Units Entitled
to Consent.......................................    Unitholders who own Units at the close of
                                                     business on October 1, 1997 (the "Record Date")
                                                     are entitled to vote by written Consent.  At the
                                                     Record Date, there were outstanding 68,795 Units
                                                     held by 5,834 Unitholders, each Unit of which
                                                     will entitle the record owner thereof to one vote.

Vote Required....................................    The Plan, which consists of the Sale, the
                                                     Amendments and the Plan of Liquidation, is
                                                     presented as a single proposal and requires the
                                                     written Consents of Unitholders of record holding
                                                     a majority of all outstanding Units.  Such
                                                     approval shall constitute the approval of the
                                                     Partnership.

Termination of Consent
Solicitation.....................................    Consents may be solicited until, and must be
                                                     received by, no later than November 24, 1997 at
                                                     10:00 a.m., New York City time (unless such
                                                     date and/or time is extended, in the sole
                                                     discretion of PB Properties).

The Purchaser
-------------
Glenborough Realty Trust
Incorporated and
Glenborough Properties, L.P.
(together, the "Purchaser")......................    Glenborough Realty Trust Incorporated ("GLB")
                                                     is a Maryland corporation whose shares trade on
                                                     the New York Stock Exchange under the symbol
                                                     "GLB."

                                                     GLB is the general partner of Glenborough
                                                     Properties, L.P., a Delaware limited partnership.
                                                     The principal offices of GLB are located at 400


                                                     South El Camino Real, San Mateo, California
                                                     94402.  GLB's telephone number is (415) 343-
                                                     9300.

The Plan
--------
General..........................................    The Plan is a single proposal consisting of the
                                                     Sale, the Amendments and the Plan of Liquidation.

                                                     In connection with the Plan, the Partnership has
                                                     entered into a Purchase Agreement, dated as of
                                                     the Effective Date (as defined therein), with the
                                                     Purchaser (the "Purchase Agreement"), pursuant
                                                     to which the Purchaser would purchase all of the
                                                     Assets for $43,520,000 in cash (which equals the
                                                     Fair Market Value of the Assets), which price
                                                     will be reduced by the Credits and then which net
                                                     proceeds available for distribution will be reduced
                                                     by the Costs.

Background of the Plan...........................    See "SPECIAL FACTORS CONCERNING THE
                                                     PLAN--Background of Proposed Sale of the Assets."

Recommendation of
the General Partners.............................    The General Partners have concluded that the
                                                     Plan is at this time in the best interests of the
                                                     Partnership and the Unitholders and recommend
                                                     the approval of the Plan.  See "SPECIAL
                                                     FACTORS CONCERNING THE PLAN--Recommendation of the
                                                     General Partners.

Security Ownership and Voting
of the General Partners..........................    As of the Record Date, neither any General
                                                     Partner nor any executive officer or director of a
                                                     General Partner owned directly or beneficially
                                                     any Units.  Prudential Securities Incorporated
                                                     ("PSI"), an affiliate of PB Properties, beneficially
                                                     owned 180 of the outstanding Units as of June 30,
                                                     1997.  PSI has advised PB Properties that it
                                                     intends to vote in favor of the Plan.  PSI has
                                                     made no recommendation with respect to the
                                                     Plan.


                                        7



Certain Conflicts of Interest....................    Under the terms of the Partnership Agreement,
                                                     the Partnership reimburses PB Properties for
                                                     expenses incurred by PB Properties in connection
                                                     with the business of the Partnership.  Because the
                                                     Partnership has not generated sufficient cash flow
                                                     from operations to make necessary building and
                                                     tenant improvements to the Properties and the
                                                     Related Property, PB Properties has allowed the
                                                     Partnership to defer the reimbursement of certain
                                                     expenses, other than printing costs.  As of June
                                                     30, 1997, a total of $640,000 in reimbursements
                                                     had been deferred.  If the Partnership continues to
                                                     operate, it is uncertain when such deferred
                                                     reimbursements will be repaid and PB Properties
                                                     may defer additional amounts for which it is owed
                                                     reimbursement.  However, once the Partnership is
                                                     terminated, PB Properties will incur no additional
                                                     expenses on the Partnership's behalf and intends
                                                     to be reimbursed for all of its deferred expenses
                                                     from the proceeds of the Sale.

                                                     In connection with the Plan, the Purchaser, which
                                                     is affiliated with Glenborough, has entered into
                                                     the Purchase Agreement with the Partnership with
                                                     respect to the Sale.

                                                     See "SPECIAL FACTORS CONCERNING THE
                                                     PLAN--Certain Conflicts of Interest," "--The
                                                     Purchase Agreement."

The Purchase Agreement...........................    In connection with the Plan, the Partnership has
                                                     entered into the Purchase Agreement with the
                                                     Purchaser to purchase all of the Assets for
                                                     $43,520,000 in cash (which equals the Fair
                                                     Market Value of the Assets), which price will be
                                                     reduced by the Credits, and then which net
                                                     proceeds available for distribution will be reduced
                                                     by the Costs.

                                                .    See "SPECIAL FACTORS CONCERNING THE
                                                     PLAN--The Purchase Agreement."

Appraisal........................................    Cushman & Wakefield, Inc. ("C&W") has
                                                     prepared individual appraisals of each of the


                                        8



                                                     Properties and the Related Property, which appraisals are
                                                     based in part on the future prospects of the Properties and the Related Property in their respective markets (the
                                                     "Appraisals"). Based on the Appraisals, the sum of the
                                                     appraised fair market values of the Properties and the
                                                     Related Property, as of the dates set forth therein (i.e.,
                                                     May 1997 (except for the Poplar Tower appraisal, which is
                                                     dated October 1996)) is $43,520,000. See "SPECIAL FACTORS
                                                     CONCERNING THE PLAN--C&W Reports."


Consummation of the
Plan of Sale.....................................    The Partnership currently anticipates that the Sale
                                                     will be consummated as soon as practicable after
                                                     obtaining the requisite approval of the Unitholders
                                                     to the Plan.  Regardless of whether or not the
                                                     Plan is approved, it is not anticipated that
                                                     Unitholders will receive aggregate distributions,
                                                     including distributions from sales of the Assets
                                                     and any remaining contingency reserve, which are
                                                     less than amounts originally invested in the
                                                     Partnership.

No Appraisal Rights..............................    Unitholders have no appraisal rights in connection
                                                     with the Plan. See "SPECIAL FACTORS
                                                     CONCERNING THE PLAN--No Appraisal Rights."

Federal Income
Tax Consequences.................................    See "SPECIAL FACTORS CONCERNING THE
                                                     PLAN--Certain Federal Income Tax Consequences of the Plan."

Final Distributions and
Liquidation......................................    As promptly as practicable following the Sale,
                                                     after payment or reserving for payment of all
                                                     costs of the Sale and this Consent solicitation, the
                                                     General Partners will determine the amount of
                                                     funds which they believe will be sufficient to
                                                     provide for the Partnership's remaining expenses
                                                     and liabilities, including the costs of liquidation of
                                                     the Partnership and any contingent liabilities.  The




                                                     balance of the Partnership's funds remaining after
                                                     establishment of the contingency reserve will be distributed to Unitholders and the General Partners in accordance with the Partnership Agreement. Once all liabilities have been
                                                     satisfied, the Partnership will distribute its remaining net assets and terminate.


Selected Historical Financial Data
----------------------------------
     The following selected financial data of the Partnership for each of the last five fiscal years of the Partnership have been derived from the Partnership's financial statements audited by the Partnership's independent public accountants. The following selected financial data for the six months ended June 30, 1997 and June 30, 1996 have been derived from the Partnership's unaudited financial statements. The selected financial data set forth below should be read in conjunction with the audited financial statements and related notes thereto included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1996 and the unaudited financial statements and notes thereto included in the Partnership's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1997, copies of which are attached hereto as Exhibits C and D, respectively.




                                                        NOVEMBER 1
                                      YEAR ENDED         THROUGH                                            SIX MONTHS ENDED
                                     DECEMBER 31,       DECEMBER 31,      YEAR ENDED OCTOBER 31,                JUNE 30,
                                   -------------------  -----------   -------------------------------      ------------------
                                      1996       1995         1994      1994         1993        1992        1997        1996
                                      ----       ----         ----      ----         ----        ----        ----        ---
                                                       (IN THOUSANDS EXCEPT PER UNIT AMOUNTS)
Total revenue ..................   $  6,414    $  6,541    $  1,125    $  6,544    $  6,841    $  7,917    $  3,410    $  3,270

Provision for loss on impairment
of  assets .....................   $   --      $   --      $   --      $   --      $   (250)   $   (614)   $   --      $   --

Gain (loss) on disposition of
property .......................   $     33    $   --      $   --      $   --      $    338    $    (97)   $   --      $   --

Net loss .......................   $ (1,138)   $ (1,032)   $   (122)   $   (794)   $ (1,898)   $ (3,820)   $   (486)   $   (519)

Net loss per Unit ..............   $ (16.38)   $ (14.86)   $  (1.76)   $ (11.43)   $ (27.31)   $ (54.97)   $  (6.99)   $  (7.47)

Total assets ...................   $ 33,346    $ 34,388    $ 35,737    $ 36,110    $ 37,402    $ 45,046    $ 32,958    $ 33,915

Notes payable ..................   $ 26,650    $ 26,621    $ 26,862    $ 26,917    $ 27,328    $ 32,578    $ 26,650    $ 26,518

Unitholders' capital ...........   $  5,587    $  6,714    $  7,736    $  7,857    $  8,643    $ 10,522    $  5,106    $  6,200

Unitholders' capital per Unit ..   $  81.21    $  97.59    $ 112.45    $ 114.21    $ 125.63    $ 152.95    $  74.22    $  90.12

Total cash distributions .......   $   --      $   --      $   --      $   --      $   --      $   --      $   --      $   --


                       SPECIAL FACTORS CONCERNING THE PLAN

     The Partnership was formed in June 1984 to acquire, operate and then ultimately dispose of income-producing real estate or interests therein. It was originally anticipated that the Partnership would hold the real properties or interests therein it acquired until such time as disposition appeared advantageous from the viewpoint of the Partnership's investment objectives. Although no mandatory time frame was set forth within which such sales were anticipated to occur, it was originally anticipated that the Partnership would own such real properties and interests therein for approximately three to seven years after acquisition.

     In February 1986, the Partnership completed the offering of Units representing assignments of all the economic rights and substantially all of the ownership rights attributable to the limited partnership interests in the Partnership. A total of 68,795 Units were sold, representing gross proceeds to the Partnership of $34,397,500. Twelve years later, the Partnership now owns three office buildings and one industrial park (the "Properties"). The Partnership also holds ownership interests (the "Interests") relating to an office building complex located in Maryland (the "Related Property") (the Interests, together with the Properties, the "Assets"). The Interests consist of the following: a 93.9% general partnership interest in Montrose Office Park Joint Venture, a Maryland single purpose general partnership (the "Joint Venture") and the entity whose sole asset is the Related Property; a 99.992% general partnership interest in Montrose Office Park Limited Partnership, a Maryland limited partnership (the "Montrose Partnership") which owns a 6.1% limited partnership interest in the Joint Venture; and ownership of all of the issued and outstanding shares of common stock of Equitec Venture Corp. III, Inc., a California corporation ("EVC") which owns a 0.008% limited partnership interest in the Montrose Partnership. Thus, the Joint Venture, which owns the Related Property, is wholly owned and controlled by the Partnership both directly and through its interests in the Montrose Partnership and EVC.

     Under the terms of the Partnership Agreement, the Partnership will terminate on December 31, 2009 unless terminated sooner under the provisions thereof. For some time now, the General Partners have been considering when and how to effect the disposition of the Assets in the best interests of the Partnership and the Unitholders. The General Partners believe that, given current market conditions and the other factors identified in "SPECIAL FACTORS CONCERNING THE PLAN--Recommendation of the General Partners" below, now is the appropriate time to sell the Assets.

Background of Proposed Sale of the Assets
------------------------------------------
     As noted above, the General Partners have, in the ordinary course of administration of the Partnership's affairs, been considering when and how to effect the disposition of the Assets in the best interests of the Partnership and the Unitholders. In the opinion of the General Partners, the ability to sell direct and indirect interests in real properties generally has been enhanced by improvements in the national real estate investment market. Pension funds, real estate investment trusts ("REITs") and other institutional buyers are now actively seeking new investment properties, as compared to the early 1990s, when there were fewer institutional buyers. The emergence of securitized mortgage financing and lower mortgage interest rates have also contributed to an improved market for direct and indirect interests such as the Properties and the Related Property, as entrepreneurial buyers who require debt financing to purchase real properties are able to borrow funds at attractive rates.

     More specifically, the General Partners believe that, with respect to the Properties and the Related Property, improvements in the real estate capital markets have enhanced the prospects for selling the Assets at attractive prices. During the early 1990s, the Properties and the Related Property experienced devaluation due to a nationwide slump in real estate values. As a result of general improvement in the real estate capital markets, the General Partners believe that now is an appropriate time to sell the Assets. See "SPECIAL FACTORS CONCERNING THE PLAN--Description of Assets" for additional information regarding the Properties and the Related Property.

     Although future economic conditions are difficult to predict, the Partnership believes that it is unlikely that continuing to hold the Assets would significantly enhance the Partnership's ultimate realization on a sale of the Assets, or that the relative economic benefits of continued ownership by the Partnership would justify the risks of such continued ownership.

     Furthermore, the Partnership's $26,650,000 mortgage debt matures on December 9, 1997. This debt was placed by Wells Fargo Bank, National Association ("Wells Fargo") in December 1996 to replace mortgage debts of the Partnership which had matured. Significantly, the exceptions to the non-recourse provisions of such debt are guaranteed by Glenborough Corporation and personally by Robert Batinovich. There can be no assurances that such debt can be extended or refinanced, or that Glenborough Corporation and/or Mr. Batinovich will renew such guarantee with respect to an extension or refinancing of such debt.

     Moreover, in terms of expenditures, during the year ended December 31, 1996, the Partnership disbursed approximately $810,000, and during the six months ended June 30, 1997, the Partnership disbursed approximately $336,000, for building and tenant improvements on the Properties and the Related Property. In order to keep such real properties competitive in their respective markets, additional building and tenant improvements will be required on such real properties. Building and tenant improvements are currently budgeted at $800,000 for calendar year 1997. For the next four years, it is anticipated that an additional $1.2 million would be required to be expended on capital improvements if the Sale is not consummated.

     In order to allow the Partnership to pay for necessary building and tenant improvements, PB Properties has deferred reimbursement by the Partnership of certain general and administrative expenses (other than printing expenses) incurred by PB Properties on the Partnership's behalf. As of June 30, 1997, PB Properties has deferred approximately $640,000 of expense reimbursements. As of June 30, 1997, the Partnership had cash of approximately $1,222,000. PB Properties does not expect that the Partnership's cash on hand and cash generated by its operations will be sufficient to allow the Partnership to pay for necessary building and tenant improvements and pay deferred general and administrative expenses. If the Assets are not sold, it is unlikely that the Partnership would be able to borrow the money for building and tenant improvements because the Partnership is already leveraged and is not profitable at this time. Accordingly, if the Assets are not sold, PB Properties presently intends to continue deferring reimbursement of additional general and administrative expenses in order to provide the Partnership with enough cash to make such building and tenant improvements. There can be no assurances, however, that PB Properties will continue to defer reimbursement of such expenses.

     In addition, the Partnership has paid no cash distributions to Unitholders during its eight most recent fiscal years and, due to the matters described above, it is unlikely that the Partnership will make any cash distributions to Unitholders in the foreseeable future if the Partnership continues to hold the Assets because any cash flow generated by the Assets will be needed to make building and tenant improvements and to reimburse PB Properties for deferred and ongoing general and administrative expenses.

     The General Partners have from time to time considered the advisability of offers made for one or more of the Assets, and of offers made directly to the Unitholders for the purchase of Units. In November 1995, Hallwood Realty Partners L.P. ("Hallwood") submitted to the Partnership an unsolicited offer to purchase the Properties for $29,000,000. After engaging in preliminary discussions with Hallwood and its broker, Unger Equities, the Partnership rejected such offer because, in the opinion of the General Partners, such offer was inadequate from a financial point of view.

     In August 1996, Equity Resource Fund XIX commenced an offer to purchase directly from Unitholders up to 3,000 Units of the Partnership at a price of $25 per Unit. After examining such offer, the General Partners recommended that Unitholders reject the offer because of, among other things, its financial inadequacy. 2,930 Units were tendered pursuant to such offer.

     In September 1996, Perrin I, LLC and R. Molitor Ford, Sr. ("Perrin/Molitor"), through its representative, Trammell Crow Company, submitted an offer to purchase Poplar Tower from the Partnership for $3,900,000. The Partnership and Perrin/Molitor engaged in preliminary discussions, and in March 1997, Perrin/Molitor reoffered to purchase Poplar Tower, again for $3,900,000. After engaging in further discussions with Perrin/Molitor, the Partnership rejected such offer because, in the opinion of the General Partners, such offer was inadequate from a financial point of view.

     In December 1996, Peachtree Partners commenced an offer to purchase directly from Unitholders up to four percent of the then outstanding Units of the Partnership at a price of $52 per Unit. After examining such offer, the General Partners recommended that Unitholders reject the offer because of, among other things, its financial inadequacy. 1,529 Units were tendered pursuant to such offer.

     On April 1, 1997, the Crow Family Trust, through its representative, the Trammell Crow Company, expressed an interest in purchasing Poplar Tower for approximately $5,000,000. The Crow Family Trust, however, did not express an interest in purchasing any of the other Properties of the Partnership.

     Immediately thereafter, on April 4, 1997, the Purchaser, an affiliate of Glenborough, made an all-cash offer of $38 million (subject to certain credits of up to $987,000 if certain items of deferred maintenance at the Properties and the Related Property were not completed prior to the closing of such sale) to purchase all of the Properties and the Interests. PB Properties, as managing general partner of the Partnership, decided to pursue this offer rather than the Crow Family Trust offer both because of the positive attributes of the Purchaser's initial offer and the benefits of a bulk sale to the Purchaser versus isolated sales to the Crow Family Trust or other entities. See "SPECIAL FACTORS CONCERNING THE PLAN--Advantages of Plan." PB Properties advised the Purchaser that the Partnership could not respond to such an offer without first obtaining fair market value appraisals of the Properties and the Related Property. Subsequently, the Partnership retained C&W for the purpose of conducting an appraisal of each of such properties. All of the appraisals (the "Appraisals") of the Properties and the Related Property were dated May 1997 (except the Poplar Tower property appraisal, which was dated October 1996). As discussed below, the Appraisals rendered by C&W indicate that the sum of the individual appraised fair market values of the Properties and the Related Property, as of the dates of such Appraisals, is $43,520,000. Following completion of such Appraisals, the Purchaser increased its offer price to 100% of such appraised fair market values. As a result of this increased offer and such other factors as the General Partners deemed appropriate and which are described elsewhere in this Statement, the Partnership and the Purchaser entered into the Purchase Agreement, which agreement permits the Partnership to entertain other offers as described under "SPECIAL FACTORS CONCERNING THE PLAN--Advantages of Plan" and "--The Purchase Agreement." See "SPECIAL FACTORS CONCERNING THE PLAN--C&W Reports."

     Prior to entering into the Purchase Agreement on behalf of the Partnership, the General Partners additionally considered conducting a public auction to sell all of the Assets. The General Partners rejected this alternative, however, because they believed that conducting a public auction would require the incurrence of certain auction-related expenses (including, but not limited to, payment of a fee to an auction agent, expenditures to gather and reproduce due diligence materials, costs of commissioning environmental and engineering reports and certain refinancing costs and legal fees) that the Partnership will be able to avoid by proceeding with the Plan. Moreover, the General Partners believe that, because the Sale likely will be consummated more rapidly than sales pursuant to a public auction could have been consummated, certain Partnership overhead costs will be avoided as well.

     On October 10, 1997, Smithtown Bay, LLC ("Smithtown") contacted the Partnership to communicate its intention to offer to purchase from Unitholders up to 3,330 Units for a cash price of $70 per Unit. According to a draft document provided to the Partnership, such offer also would expire no later than November 14, 1997.

     A sale of all or substantially all of the assets of the Partnership requires the consent of the Unitholders. Neither the Partnership Agreement nor California law requires that Unitholders vote on the sale of any one of the Assets or on the actual terms of specific sales. If the Plan is approved, the Sale will take place as promptly as is practicable, as described below under "SPECIAL FACTORS CONCERNING THE PLAN--Closing of the Sale."

Certain Conflicts of Interest
-----------------------------
     Under the terms of the Partnership Agreement, the Partnership reimburses PB Properties for expenses incurred by PB Properties in connection with the business of the Partnership. Because the Partnership has not generated sufficient cash flow from operations to make necessary building and tenant improvements to the Properties and the Related Property, PB Properties has allowed the Partnership to defer the reimbursement of certain expenses, other than printing costs. As of June 30, 1997, a total of $640,000 in reimbursements had been deferred. If the Partnership continues to operate, it is uncertain if or when such deferred reimbursements will be repaid, or if PB Properties will continue to defer any amounts, including additional amounts, for which it is owed reimbursement. However, once the Partnership is terminated, PB Properties will incur no additional expenses on the Partnership's behalf and intends to receive all of the deferred expense reimbursement from the proceeds of the Sale.

     As noted elsewhere in this Statement, each of the General Partners recommends approval of the Plan. In connection with the Plan, the Purchaser, an affiliate of Glenborough, has entered into the Purchase Agreement with the Partnership to purchase all of the Assets. If, in the opinion of PB Properties as managing general partner of the Partnership and acting on behalf of the Partnership, no alternative offer for any of the Assets is rendered which is superior to the terms of the Purchase Agreement, or unless certain fiduciary duties so require, then the Partnership will sell all of the Assets to the Purchaser if the Plan receives the requisite Unitholder approval. See "SPECIAL FACTORS CONCERNING THE PLAN--The Purchase Agreement."

The Purchase Agreement
----------------------
     In connection with the Plan, the Partnership has entered into the Purchase Agreement with the Purchaser, pursuant to which the Purchaser intends to purchase all of the Assets for $43,520,000 in cash (which equals the Fair Market Value of the Assets), which price will be reduced by the Credits, and then which net proceeds available for distribution will be reduced by the Costs. The Purchase Agreement may be terminated by the Partnership if, prior to end of the Solicitation Period (as defined in the Purchase Agreement), it receives a superior offer for the purchase of the Assets from a bona fide third party. The Purchase Agreement prohibits the Partnership from actively seeking a superior offer, but allows the Partnership to negotiate in good faith in the event that it receives an unsolicited superior offer. The Purchase Agreement provides that the closing of the Sale must occur on or before December 9, 1997. There can be no assurances, however, that the closing of the Sale will occur on or before December 9, 1997.

     The Purchaser's obligations under the Purchase Agreement with respect to the Properties and the Related Property to which the Interests relate are not contingent on physical inspection, environmental review, engineering and structural analysis, seismic evaluation, lease review, survey, lender estoppels, beneficiary statements or receipt of financing. Furthermore, the Purchase Agreement does not require the Partnership to provide due diligence materials such as copies of leases, rent rolls, delinquency reports (if any), loan documents, permits, surveys, operating budgets, historical operating statements, tax and other invoices, service contracts, environmental reports, engineering reports, construction plans and other materials. Because an affiliate of Glenborough manages the Properties and the Related Property, the Purchaser, which is affiliated with Glenborough, already has access to all of this information. The Purchase Agreement additionally does not require either the Partnership or PB Properties to make many of the representations, warranties or covenants that are routinely made in sales to third parties, such as with respect to title matters including adverse claimants, physical defects, compliance with laws, absence of regulatory proceedings, adequacy of utilities, environmental matters, accuracy of rent roll, enforceability of leases, tenant delinquencies, landlord defaults, contracts for improvements, and absence of litigation. Moreover, no disclosure is required to be made either by the Partnership or the General Partner with respect to, if any, physical defects, lease defaults, litigation or contracts for work in progress, among others. Finally, the Purchase Agreement does not contemplate requiring the Partnership to obtain tenant estoppel certificates, or necessitating the Partnership to pay any brokerage commission with respect to the Sale.

     Under the Purchase Agreement, the conditions precedent to the Purchaser's obligation to acquire the Assets are that (i) a title policy shall have been issued at closing for each Property showing title to such insured Property vested in the Purchaser, subject to certain exceptions; (ii) either the Partnership shall have completed certain items of deferred maintenance at the Properties and the Related Property, or the purchase price to be paid by the Purchaser for the Assets shall be reduced by the Credits; (iii) no stay, order, judgment or decree shall enjoin, materially restrain or prohibit consummation of the Sale of the Assets; (iv) all material authorizations, consents, permits and approvals of governmental entities required for the consummation of the Sale of the Assets shall have been obtained; and (v) the Partnership shall have delivered into escrow certain evidences of ownership of the Assets and certain other related documents as set forth in the Purchase Agreement. The Purchase Agreement also contemplates typical closing adjustments and prorations in favor of the Purchaser with respect to the Properties and the Related Property for rents collected by the Partnership prior to the closing which relate to the period after the closing date, and certain non-delinquent unpaid taxes and expenses incurred by the Partnership with respect to the Properties and the Related Property relating to the period prior to the closing date.

     The Purchase Agreement requires the Partnership to make certain representations and warranties with respect to, among other things, its due organization and authorization to sell the Assets, and with respect to its tax status. The Purchase Agreement expressly states that each Property is being sold and conveyed to the Purchaser "AS IS, WHERE IS, WITH ALL FAULTS." With respect to indemnification, the Purchaser has agreed to indemnify the Unitholders, the Partnership and certain of its affiliates with respect to certain claims, demands, liabilities, costs, expenses, penalties, damages and losses resulting from or arising out of, among other things, (i) the Purchaser's inspection of the Properties and the Related Property prior to or on the closing date; (ii) the Partnership's operation of the Properties and the Related Property prior to or on the closing date; and (iii) certain other acts or omissions of the Partnership.

     With respect to the Interests, the Purchase Agreement requires the Purchaser to purchase all of the Partnership's interest in each of the Joint Venture, the Montrose Partnership and EVC. The Purchase Agreement contains few representations and warranties by the Partnership with respect to the Interests, requiring general representations and warranties with respect to due organization and authorization, the absence of transfer restrictions or claims of creditors with respect to the Interests.

     As noted above, the Purchaser has agreed to keep its offer open until December 9, 1997. The Partnership cannot sell any of the Assets to the Purchaser unless the Plan receives the requisite Unitholder approval.

     At the present time, the Purchaser intends to fulfill its obligation under the Purchase Agreement through the use of proceeds from GLB's $50 million secured line of credit with Wells Fargo. The line of credit bears interest at an annual rate equal to LIBOR plus 1.75%, and is payable in monthly installments of interest only. If Wells Fargo terminates the line of credit (other than by reason of GLB's default thereunder), at GLB's option, any remaining balance thereunder will be converted to a 10-year term loan, bearing interest at a fixed rate equal to 275 basis points over the then 10-year treasury rate, with a 10-year amortization schedule. GLB intends to repay any such borrowing through the proceeds of future unsecured borrowings, either from a commercial bank or the issuance of public debt, or the proceeds of a public offering of capital stock.

Closing of the Sale
-------------------
     It is anticipated that the Sale will be consummated as soon as practicable following receipt of Unitholder approval of the Plan.

     For a general discussion of the tax consequences from the Sale, see "SPECIAL FACTORS CONCERNING THE PLAN--Certain Federal Income Tax Consequences of the Plan."

Description of Assets
---------------------
     As of June 30, 1997, the Partnership owned the following properties, except for the Related Property (i.e., Montrose Office Park, with respect to which the Partnership holds the Interests):


                                                                                             EFFECTIVE
                                                                                              AVERAGE
                                                                             NET           ANNUAL RENTAL
                                        PERCENTAGE                         RENTABLE           RATE PER
                                        LEASED AT            LAND           SQUARE          SQUARE FOOT
LOCATION AND TYPE                     JUNE 30, 1997       (IN ACRES)       FOOTAGE        AT JUNE 30, 1997
-----------------                     -------------       ----------       -------        ----------------
Poplar Tower
     Memphis, TN
     Office building                        88              3.95           100,901             $11.28

Montrose Office Park
     Rockville, MD
     Office building complex                91             18.42           186,680              14.95

Totem Valley Business Center
     Kirkland, WA
     Industrial park                        99             10.40           121,645               6.42

Gateway Plaza
     Sacramento, CA
     Office building                        94               .87            50,558              16.07

Park Plaza
     Sacramento, CA
     Office building                        77              1.37            70,113              11.83
                                                           -----           -------

                                                           35.01           529,897
                                                           =====           =======


In May 1993, the Partnership and the first mortgage holder of the 399 Market Street property entered into an agreement related to a deed-in-lieu of foreclosure with regard to the property, and the Partnership delivered title to the property to the mortgage holder. Ashby Industrial Center was sold on August 8, 1992 and one of the buildings comprising Totem Valley Business Center was sold on September 16, 1991.

C&W Reports
-----------
     C&W is a national commercial real estate company which provides a broad array of services to its domestic and international clients. C&W and its affiliates have offices nationwide covering most of the major real estate markets, including the markets in which the Properties and the Related Property are located. For these reasons, and because C&W has performed appraisal services for PB Properties in the past (including with respect to other partnerships in which PB Properties is a general partner), C&W was selected by PB Properties on behalf of the Partnership to appraise the Properties and the Related Property.

     In appraising such properties, C&W and/or its affiliates estimated the market value of a leased fee interest in each of such real properties, disregarding existing financing, which market value was set forth in the individual Appraisals provided to the Partnership by C&W and dated May 1997 (except the Poplar Tower property appraisal, which was dated October 1996) (the "Valuation Dates") for each of such real properties (the "Appraisals"). The date of valuation for each Property and the Related Property was the date of inspection. C&W's Appraisals were prepared in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Ethics of the Appraisal Institute. The appraisal fee for the Appraisals was approximately $33,000, which fee payment was not conditioned on the successful sale of all or any of the Assets.

     The sum of the individual appraised values of the Properties and the Related Property as set forth in the Appraisals as of the Valuation Dates was $43,520,000.

     In each of the Appraisals except for Poplar Towers Office Building, C&W used the Sales Comparison Approach and the Income Approach (as such terms are used in the applicable Appraisals) to develop a market value estimate for each Property and the Related Property. Unlike with respect to the other Appraisals, the Poplar Towers Office Building was appraised in November 1995, at which time C&W utilized the Sales Comparison Approach and the Income Approach, and delivered its results in a summary appraisal report. In October 1996, C&W was provided with updated rent roll and operating expense data, prepared a limited appraisal (Income Approach only) and delivered same in a restricted appraisal report (as such term is set forth in the Uniform Standards of Professional Appraisal Practice). Such property was not reinspected during the October 1996 appraisal. In reaching their fairness determinations, each of the General Partners utilized the fair market value set forth in the October 1996 Appraisal (i.e., the more recent appraisal).

     Each Appraisal is only an estimate of value, as of the specific date stated in such Appraisal, and is subject to the assumptions and limiting conditions stated in such Appraisal. As an opinion, it is not a measure of realizable value and may not reflect the amount which would be received if the real property that is the subject of such Appraisal was sold. Reference should be made to the entire Appraisal for each such real property. Copies may be obtained at the reasonable cost of document reproduction upon written request by any Unitholder (or a representative designated for such purpose) to the Partnership at its principal office address set forth in "SUMMARY--The Partnership."

Use of Proceeds and Cash Distributions
--------------------------------------
     The following table sets forth the anticipated application of the proceeds from the Sale. The amount available for distribution to Unitholders shown below assumes that all of the Assets are sold to the Purchaser for the price and subject to the other terms and conditions (including a possible reduction in such price due to the Credits, and then a reduction of the net proceeds available for distribution due to the Costs) contained in the Purchase Agreement.

     As promptly as practicable following the Sale, the General Partners will determine the amount of assets that they believe will be sufficient to provide for the Partnership's contingent liabilities, if any. The remainder of the Partnership's cash will be distributed to the Unitholders and the General Partners, in accordance with the Partnership Agreement, in an initial liquidating distribution. Once all contingent obligations have been satisfied, the Partnership will distribute its remaining net assets, if any, and dissolve.

     As noted elsewhere in this Statement, the General Partners have determined that, if possible, it would be in the best interests of the Unitholders to terminate the Partnership by December 31, 1997, in order to eliminate the need for the Partnership to prepare Schedules K-1 with respect to calendar year 1998. In order to make reasonable provision to pay all outstanding liabilities of the Partnership prior to December 31, 1997, the General Partners have agreed to assume all liabilities of the Partnership, subject to the receipt by the General Partners of sufficient assets of the Partnership to satisfy the Partnership's liabilities as set forth on the balance sheet of the Partnership. Such balance sheet will be prepared by the General Partners following the consummation of the Sale and in accordance with generally accepted accounting principles, setting forth the total amount of remaining assets and liabilities of the Partnership. In the event that the amount necessary to satisfy such liabilities should be less than the assets transferred to the General Partners for such purpose, the General Partners would receive additional compensation in an amount equal to the difference between such assets and liabilities.

     The Partnership estimates that the total distribution will be approximately $220 per Unit. This estimate is based on the factors and other assumptions set forth below as of June 30, 1997, and assuming a closing as of December 31, 1997. HOWEVER, THERE CAN BE NO ASSURANCES AS TO THE ACTUAL AMOUNTS DISTRIBUTED, OR AS TO THE AMOUNTS SET FORTH BELOW. ACTUAL AMOUNTS MAY VARY MATERIALLY FROM THESE FIGURES.

     Furthermore, the General Partners estimate that, if the closing of the Sale cannot be completed by December 9, 1997 and/or the Plan cannot be consummated in its entirety by December 31, 1997, distributions to Unitholders may be reduced by up to approximately $5 per Unit. At the present time, however, the General Partners believe that no impediment presently exists to closing the Sale by December 9, 1997 and/or consummating the Plan in its entirety by December 31, 1997.

Gross Purchase Price                                             $43,520,000
Certain Credits Due to GRTI                                         (867,000)
                                                                 -----------
       Subtotal                                                   42,653,000

Less:  Notes Payable on Properties and the Related Property       26,650,000
Less:  Expenses of Sale and Liquidation                              645,000(1)
Less:  Current Liabilities in Excess of Current Assets               112,000(2)
                                                                 -----------
Net Distributable Amount                                          15,246,000(3)

Less:  Distributions to General Partners                              80,000
                                                                 -----------
Distributions to Unitholders                                     $15,166,000
                                                                 ===========
Distributions to Unitholders per Unit                                   $220
                                                                 ===========
----------------

(1) Sale and liquidation expenses of the Partnership have been estimated by the General Partners to be the following approximate amounts: filing ($9,000); legal ($160,000); accounting and tax services ($20,000); appraisal ($33,000); solicitation ($13,000); printing ($75,000); closing ($215,000);
     and liquidation-related ($120,000). The Purchaser anticipates incurring and paying approximately $165,000 of additional closing expenses.

(2) Estimated based upon assets and liabilities as of June 30, 1997. The estimate of the liabilities includes $640,000 in reimbursements due to PB Properties which have been deferred by the Partnership.

(3) Of this amount, the General Partners initially will withhold up to $1 million (approximately $15 per Unit) for a period of up to 30 days as a reserve against future liabilities and unforeseen contingent obligations of the Partnership.

     On the date of liquidation, liquidating distributions shall be made to each Unitholder that is a beneficial owner of Units.

Recommendation of the General Partners
--------------------------------------
     The General Partners believe that the advantages of consummating the Sale at this time exceed any disadvantages and therefore recommend that the Unitholders approve the Plan. In reaching their conclusions, the General Partners considered various factors, including the following, as more fully described below under "SPECIAL FACTORS CONCERNING THE PLAN--Advantages of Plan" and as described under "--Background of Proposed Sale of the Assets" and "--Description of Assets": (i) the fact that the Partnership's mortgage debt matures on December 9, 1997; (ii) the terms and conditions of the Purchase Agreement, as described under "SPECIAL FACTORS CONCERNING THE PLAN--The Purchase Agreement"; (iii) the fact that the Partnership has not made any cash distributions to Unitholders since 1988; (iv) the relative illiquidity of the Units; (v) the present occupancy rates of the Properties and the Related Property and the presence of competition in the areas in which such Properties and the Related Property are located; (vi) the physical condition of the Properties and the Related Property and the need for expenditures for repairs, replacements and improvements to be incurred in the future; (vii) the uncertain potential for future operating performance increases and a possible increase in the value of the Properties and the Related Property; (viii) the remote possibility of a resumption of distributions; and (ix) the fact that the Assets have now been held beyond their originally anticipated holding periods.

     Each of the General Partners met separately to consider the fairness of the Plan, and each of the General Partners determined, by a unanimous vote of its directors (except that Robert Batinovich, acting in his individual capacity as General Partner, reached such determination individually) and after considering the factors listed herein and above in "SPECIAL FACTORS CONCERNING THE PLAN--Background of Proposed Sale of the Assets" and "--Recommendation of the General Partners," that the Plan, including the transactions contemplated thereby, is fair to all Unitholders, both affiliated and unaffiliated. Thereafter, pursuant to Article V, Section 1 of the Partnership Agreement, the Investment Committee (which consists of three officers of PB Properties and three officers of Glenborough) unanimously approved the Plan, including the transactions contemplated thereby.

Disadvantages of Plan
---------------------
     The primary disadvantage of the Sale at this time is that the Partnership would not benefit from possible further improvements in economic and market conditions which might produce increased cash flow and possibly increase the sales prices of the Assets. Another disadvantage is that, pursuant to the Purchase Agreement, although the Partnership is permitted to accept better offers, it is not permitted to actively market the Assets or solicit better offers. Thus, it is possible that the price being received by the Partnership from the Purchaser via the Sale may be less than the Partnership may be able to obtain with an active public marketing of the Assets.

Advantages of Plan
------------------
     The General Partners have arrived at their recommendations based on the following factors, in addition to those factors listed above in "SPECIAL FACTORS CONCERNING THE PLAN--Background of Proposed Sale of the Assets" and --Recommendation of the General Partners" and not listed below:

     NEGOTIATED PURCHASE PRICE. The purchase price of the Assets under the Purchase Agreement was negotiated at arm's length and is equal to the sum of the individual appraised fair market values of the Properties and the Related Property, which amount represents a 14.5% increase over the amount of the Purchaser's original offer and a 50% increase over the amount of the unsolicited Hallwood offer. See "SPECIAL FACTORS CONCERNING THE PLAN--Background of Proposed Sale of the Assets."

     BENEFITS OF BULK SALE. Based on their business experience, the General Partners believe that in a sale of all the Assets in one transaction such as pursuant to the Plan, negotiations (including those relating to price) generally yield greater net proceeds available for distribution than negotiations conducted on a property-by-property or asset-by-asset basis, as the case may be.

     CERTAINTY OF PRICE. The purchase price for the Assets under the Purchase Agreement is subject to reduction only for items of deferred maintenance. Thus, unlike other property sales situations in which the purchase price could decrease as a result of due diligence uncertainties and other contingencies, there is no risk of continuing price negotiations with respect to the Sale.

     REDUCTION OF ADMINISTRATIVE AND SALES COSTS. Selling all of the Assets at one time and completing the liquidation and dissolution of the Partnership by the end of 1997, if possible, would eliminate the need for the Partnership to incur ongoing administrative and other expenses of continuing to operate the Partnership during an extended sales period, and would allow the Partnership to avoid the costs of preparing income tax returns and Schedules K-1 for calendar year 1998. Additionally, selling all of the Assets at one time would result in lower aggregate sales costs, unlike selling the Assets piecemeal (such as would have occurred had the Partnership accepted either the unsolicited Perrin/Molitor offer or Crow Family Trust offer). See "SPECIAL FACTORS CONCERNING THE PLAN--Background of Proposed Sale of the Assets."

     ELIMINATION OF NEED FOR BROKERAGE COMMISSIONS. No brokerage commissions are required to be paid by the Partnership in connection with the Sale.

     IMPROVED OCCUPANCIES AND REVENUES. General improvement in the occupancies and revenues of the Assets has occurred recently, which the General Partners believe enhances their salability.

     RISKS OF CONTINUED OWNERSHIP. Retaining the Assets will continue to subject the Partnership to the risks inherent in the direct or indirect ownership of rental property, such as fluctuations in occupancy rates, operating expenses and rental rates (which in turn may be affected by general and local economic conditions), the supply and demand for properties of the type directly or indirectly owned by the Partnership, increased competition and federal and local laws and regulations affecting the ownership and operation of real estate.

     THE CONDITION OF THE PROPERTIES AND THE RELATED PROPERTY. The General Partners believe that it would be advantageous to sell the Assets now before further aging and wear in the ordinary course occurs at the Properties and the Related Property, thereby requiring substantially increased expenditures for repairs and refurbishment.

     THE PARTNERSHIP'S ORIGINAL OBJECTIVES AND POLICIES. The Sale of the Assets at this time is compatible with the Partnership's originally anticipated holding period.

     LIQUIDITY. The Sale will provide liquidity to the Unitholders. At present, there is no established public trading market for the Partnership's Units, and one is not expected to develop in the future. Liquidity has been limited to sporadic sales which have occurred within an informal secondary market. See "MARKET PRICES OF UNITS AND DISTRIBUTIONS TO UNITHOLDERS--Secondary and Market Prices for Units."

     THE TERMS OF THE PURCHASE AGREEMENT. See "SPECIAL FACTORS
CONCERNING THE PLAN--The Purchase Agreement."

     In reaching a determination that the Plan is fair to all Unitholders, each of the General Partners accorded added weight to the following factors: the fact that the Sale price equals the Fair Market Value of the Assets, which price will be reduced by the Credits and then which net proceeds available for distribution will be reduced by the Costs; the absence of cash distributions to Unitholders since 1988; the strength of the present real estate market in general; the certainty of price to be received pursuant to the Purchase Agreement; and the savings to Unitholders in administrative and sales costs gained via the Plan.

Failure to Approve Plan
-----------------------
     If the Unitholders fail to approve the Plan, the Partnership will continue to own the Assets. In such event, the General Partners expect that the Partnership would operate the Properties and would cause the Related Property to be operated for an indefinite period, which over time would likely entail the need for the Partnership to make substantial expenditures for repairs and refurbishment of one or more of the Properties and the Related Property. Consistent with the Partnership Agreement, the General Partners might receive or solicit offers for the sale of one or more of the Assets as opportunities arise. In any such sale, the Partnership would benefit from any increase in value of the affected Assets over the value of a sale at the time pursuant to the Plan, and would suffer a detriment to the extent of decrease in such value. Failure by the Unitholders to approve the Plan will not affect their rights under the Partnership Agreement.

Amendment to Partnership Agreement
----------------------------------
     Pursuant to Section V.2.f. of the Partnership Agreement, the General Partners may not sell substantially all of the assets of the Partnership without the prior consent of the Unitholders. Additionally, pursuant to V.2.i. of the Partnership Agreement, neither the General Partners nor any Affiliate (as defined in the Partnership Agreement) of any of the General Partners is generally permitted to purchase or lease property (or interests thereon) from the Partnership. Thus, in order for the Partnership to consummate a sale of all or any of the Assets, and in order for the Purchaser to be able to purchase the Assets, the Partnership Agreement must be amended, which requires the approval of Unitholders holding a majority of the outstanding Units. Additionally, consent is being solicited to amend Section V.1. of the Partnership Agreement to specifically permit effectuation of the Plan.

Liquidation
-----------
     As soon as practicable following the closing of the Sale, PB Properties, as managing general partner of the Partnership and on behalf of the Partnership, will cause the Partnership (i) to pay all costs associated with the Sale, including the solicitation of Consents from the Unitholders; (ii) to estimate and reserve for all such costs associated with the Sale for which bills have not yet been received; and (iii) to provide a further contingency reserve for all other expenses and liabilities of the Partnership, such reserve to be maintained for a period not to exceed 30 days from the closing of the Sale. PB Properties will then cause the Partnership to distribute the balance of the cash from the Sale to the Unitholders and General Partners as provided in the Partnership Agreement.

     The remaining assets of the Partnership, and any remainder of the contingency reserve, will be distributed to the Unitholders within 30 days after the closing of the Sale.

     The Partnership will terminate and be dissolved upon the disposition of all of the net assets of the Partnership.

Certain Federal Income Tax Consequences of the Plan
---------------------------------------------------
  General

     The following discussion generally summarizes the federal income tax consequences expected to arise from the consummation of the Plan. This summary is not intended to and should not be considered an opinion respecting the federal or state income tax consequences to a particular Unitholder. Due to the complexity of the tax issues involved, Unitholders are urged to consult with their personal tax advisors regarding their individual circumstances and the tax reporting consequences of the transaction.

     This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"); existing final, temporary and proposed Treasury regulations thereunder (the "Regulations"); published rulings and practices of the Internal Revenue Service (the "IRS"); and court decisions, each as currently in effect. There can be no assurance that the IRS will agree with the conclusions herein or that future legislation or administrative changes or court decisions will not significantly modify the federal income tax law regarding the matters described herein, potentially with retroactive effect.

     This summary is also based upon the advice of the Partnership's independent accountants and tax counsel and their interpretation of the recently enacted 1997 tax legislation as such legislation relates to the treatment of gain on the sale of real and personal property. This interpretation is also subject to subsequent issuance of Treasury regulations and procedures for federal income tax reporting.

     This summary does not discuss all the federal income tax aspects of the Plan that may be relevant and material to a particular Unitholder in light of the Unitholder's personal circumstances, or to certain types of Unitholders subject to special treatment. For example, insurance companies, subchapter S corporations, partnerships, pension and profit-sharing plans, tax-exempt organizations, non-U.S. taxpayers and others may be subject to special rules not discussed below. This summary also does not address other federal, state, local or foreign tax consequences of consummation of the Plan.

     Based upon the description of the Plan contained in this Statement, and assuming the Plan is consummated on December 31, 1997 pursuant to the Purchase Agreement (although a later closing in 1998 is not expected to result in material differences), the Partnership's independent accountants have advised the Partnership that the Sale will result in a total gain allocable to the Unitholders for federal income tax purposes in 1997 of approximately $8.0 million or an average of approximately $116 per Unit, substantially all of which will represent recapture of depreciation taken in respect of real property (Section 1250 Gain, as defined below) and will be taxed at a maximum rate of 25% in the case of non-corporate Unitholders. The amount of Section 291(a) ordinary income recharacterization for a corporate Unitholder is approximately $21 per Unit (see discussion below). The amount of gain actually realized by a Unitholder may differ from the estimates set forth above. In addition, due to the varying dates of admission of Unitholders to the Partnership, the tax status of such Unitholders and the operation of the Partnership Agreement, the amount of gain that is allocated to a Unitholder on a per Unit basis may vary.

   Partnership Status

     Under current law, a "partnership" is not a taxable entity and incurs no federal income tax liability. Instead, each partner is required to take into account in computing such partner's income tax liability such partner's allocable share of the partnership's items of income, gain, loss, deduction and credit (hereinafter referred to as "income or loss"). The distribution of cash attributable to partnership income is generally not a separate taxable event. This tax treatment, however, depends entirely upon the Partnership's classification as a "partnership" (rather than as an "association taxable as a corporation") for federal income tax purposes. This summary assumes, and the General Partners believe, that the Partnership has been and will continue to be properly classified as a "partnership" for federal income tax purposes. No opinion of counsel or of the Partnership's independent accountants or ruling from the IRS is currently being sought with respect to this partnership status issue.

   Federal Income Tax Consequences

     Realization of Gain or Loss. Consummation of the Plan pursuant to the Purchase Agreement will cause the Partnership to recognize income for federal income tax purposes, which income will be allocated to the Unitholders. In general, such income will equal the excess of the "amount realized" over the Partnership's "adjusted basis" in the Assets. The amount realized will equal the amount paid by the Purchaser, reduced by any expenses of sale. The "adjusted basis" of an asset will equal its cost (including nondeductible capital expenditures made by the Partnership at the time of purchase) with certain additions or subtractions for expenditures, transaction costs, depreciation and other items during the period of time from acquisition of the asset until consummation of the Sale.

     Gain realized on the sale of the common stock of EVC will be characterized as long-term capital gain. In general, under Section 1231 of the Code, a taxpayer's gain attributable to the disposition of real property used in a trade or business (such as the Properties and the Related Property) will be treated as capital gain ("Section 1231 Gain"). However, under Sections 1245 and 1250 of the Code (which govern recapture of depreciation taken with respect to personal and real property, respectively), a portion of the amount allowed as depreciation expense with respect to the Properties will be "recaptured" upon the Sale (and taxed at different rates) rather than being characterized as capital gain ("Section 1245 Gain" and "Section 1250 Gain," respectively). For this purpose, it is expected that a sale by the Partnership of the Interests (other than the common stock of EVC) will have the effect, for federal income tax purposes, of a direct sale of the Related Property. In the case of non-corporate Unitholders,
Section 1245 Gain will be taxed at ordinary income tax rates and Section 1250 Gain will be taxed at a maximum rate of 25%.

     In the instant case, in the case of non-corporate Unitholders, it is expected that all or substantially all of the Partnership's gain realized upon consummation of the Sale will constitute Section 1250 Gain taxable at a maximum rate of 25%; the Partnership will have minimal long-term capital gain, minimal, (if any) Section 1245 Gain and no Section 1231 Gain. In the case of corporate Unitholders, the Section 1250 Gain generally will equal the difference between the accelerated depreciation taken with respect to the Properties and the Related Property, and the amount of depreciation that would have been available under the straight-line method. In addition, pursuant to Section 291(a) of the Code, 20% of the remaining gain on the sale of the Properties and the Related Property allocated to such corporate Unitholders will be treated as ordinary income, and the estimates set forth herein assume such treatment. Under Section 702(a)(3) of the Code (which generally deals with the "pass through" of tax items from a partnership to its partners), the Partnership will be required to separately state, and the Unitholders will be required to account separately for, their distributive share of all gains and losses. Each Unitholder's allocable share of capital gain, Section 1245 Gain, Section 1250 Gain and Partnership net taxable income or loss will be reflected on the 1997 Schedule K-1 sent to such Unitholder.

     Passive Activity Losses. Under Section 469 of the Code, a non-corporate taxpayer or personal service corporation generally can deduct "passive activity losses" in any year only to the extent of the person's passive activity income for that year. Closely-held corporations may not offset such losses against so-called "portfolio" income. Substantially all post-1986 losses of Unitholders from the Partnership should be considered passive activity losses. Unitholders may have "suspended" passive losses from the Partnership (i.e., post- 1986 net taxable losses in excess of statutorily permitted "phase-in" amounts which have not been used to offset income from other passive activities) which may be available to shelter gain from the Plan. Each Unitholder should consult such Unitholder's tax advisor regarding the effect that the passive activity loss rules will have upon such Unitholder's tax situation.

     Unrelated Business Income. For most tax-exempt Unitholders, only a portion of the gain from the sale of the Properties will be treated as unrelated business income. Under Section 514(a) of the Code, gain from the sale of "debt-financed property" is treated as unrelated business income generally in an amount equal to a ratio determined by comparing the property's debt to its cost basis. If the Properties are sold for the estimated total gain allocable to the Unitholders of approximately $8.0 million, the portion of the gain that will be treated as unrelated business income is estimated to be approximately $5.4 million (or approximately $78 per Unit). Additional unrelated business income may result to a tax-exempt Unitholder which borrowed funds to purchase its Units. Tax-exempt Unitholders should consult their own tax advisors regarding the unrelated trade or business income that may result from the sale of the Properties.

     Liquidation of the Partnership. The Partnership expects to make distributions from the proceeds of the Sale in accordance with the Partnership Agreement. See "Market Prices and Distributions-Distributions." This distribution will first reduce a Unitholder's basis in such Unitholder's Units and, to the extent the amount of the distribution is in excess of that basis, such excess will be taxed to non-corporate Unitholders as long-term capital gains at a maximum rate of 20% if the Unitholder's holding period for the Unit exceeds eighteen months or as mid-term gain at a maximum rate of 28% if the Unitholder's holding period for the Unit exceeds one year but does not exceed eighteen months. If upon the subsequent termination of the Partnership a Unitholder has a basis remaining for such Unitholder's Unit, the amount of such remaining basis will give rise, in the year of the termination, to a long-term or short-term capital loss, depending on a Unitholder's holding period.

Accounting Treatment
--------------------
     For financial reporting purposes, the transaction will be treated as a sale of properties with respect to the Sale and the gain from such Sale will be recorded in the Partnership's Statement of Operations, reduced by all expenses of sale, including appraisals and other professional fees and transfer taxes. Under generally accepted accounting principles, the Partnership would realize a gain of approximately $11.9 million on the sale of the Properties assuming the Plan has been consummated by December 31, 1997.

No Appraisal Rights
-------------------
     If Unitholders owning a majority of the Units on the Record Date vote in favor of the Plan, such approval will bind all Unitholders. The Partnership Agreement and the California Revised Uniform Limited Partnership Act, under which the Partnership is governed, do not give rights of appraisal or similar rights to Unitholders who dissent from the vote of the majority in approving or disapproving the Plan. Accordingly, dissenting Unitholders do not have the right to have their Units appraised and to have the value of their Units paid to them because they disapprove of the action of a majority in interest of the Unitholders.

         MARKET PRICES OF UNITS AND DISTRIBUTIONS TO UNITHOLDERS

Secondary and Market Prices for Units
-------------------------------------
     No established market for the Units was ever expected to develop, and the secondary market transactions for the Units have been limited and sporadic. It is not known to what extent the transactions in the secondary market are between buyers and willing sellers, each having access to relevant information regarding the financial affairs of the Partnership, expected value of its assets, and its prospects for the future. Sellers in the secondary market who desire to dispose of their Units but who have limited means to effectuate such sales are often willing to accept substantial discounts from what might otherwise be regarded as the fair value of the interest being sold, to facilitate the sales. Secondary market prices generally do not reflect the current market of the Partnership's assets, nor are they indicative of total return, since prior cash distributions and tax benefits received by the original investor are not reflected in the price. Nonetheless, notwithstanding these qualifications, the secondary market prices, to the extent that the reported data are reliable, are indicative of the prices at which the Units trade in the illiquid secondary market.

     The following table sets forth the high and low sales prices at which the Units traded in the secondary market as reported by Partnership Spectrum in certain of its semimonthly publications of "The Partnership Spectrum":

                    PARTNERSHIP SECONDARY TRADING AS REPORTED
                          IN "THE PARTNERSHIP SPECTRUM"

                                       HIGH              LOW
                                       ----              ----
08/01/95 - 09/30/95                   $40.00            $26.50
10/01/95 - 11/30/95                    30.00             30.00    (1 trade)
12/01/95 - 01/31/96                    45.00             40.00
02/01/96 - 03/31/96                    51.00             30.00
04/01/96 - 05/30/96                    40.00             30.00
06/01/96 - 07/31/96                    52.00             25.00
08/01/96 - 09/30/96                    46.20             20.00
10/01/96 - 11/30/96                    62.50             20.00
12/01/96 - 01/31/97                    55.00             55.00    (1 trade)
02/01/97 - 03/31/97                    63.50             46.00
04/01/97 - 05/30/97                    41.00             41.00    (1 trade)
06/01/97 - 07/31/97                    58.00             46.00


     Partnership spectrum has advised that its methodology for compiling trade prices is as follows: trade price information reflects per unit transaction prices for trades involving the purchase of Units by third-party investors during the applicable period. Firms supplying trade price data are instructed to provide information only on those transactions whereby third-party investors acquired Units from or through such firms. If the firm acted as an agent, the per Unit price is to include any commissions charged the buyer (but not including commissions paid to retail brokers representing buyers). Due to commission and mark-ups, sellers of Units typically receive less than the amounts paid for Units by buyers as set forth in the above table.

Distributions to Unitholders
----------------------------
     From the inception of the partnership through January 31, 1988 (the end of the first quarter of the 1988 fiscal year), the partnership made aggregate cash distributions to the Unitholders in the amount of $2,367,000, or $38.17 per Unit (with respect to Unitholders who were admitted to the partnership at the initial closing of the partnership). Such distributions were made from operating cash flow. The Partnership has paid no distributions from operations or otherwise since 1988.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On the Record Date, there were 68,795 Units issued and outstanding and entitled to vote on matters upon which Unitholders may vote or consent, which Units were held by 5,834 Unitholders. According to publicly available information, and to the best knowledge of PB Properties, as of the Record Date, no person or entity owned more than 5% of the outstanding Units. As of the Record Date, neither the General Partners nor any officer or director thereof owned any Units. PSI beneficially owned 180 Units as of June 30, 1997, and has advised PB Properties that it intends to vote such Units in favor of the Plan. PSI has made no recommendation with respect to the Plan.

                   IDENTITY AND BACKGROUND OF CERTAIN PERSONS

     PB Properties, a General Partner of the Partnership, is a Delaware corporation whose principal business is serving as a general partner in various real estate limited partnerships. The address of its principal executive offices is One Seaport Plaza, New York, NY 10292.

     Glenborough Corporation, a General Partner of the Partnership, is a California corporation whose principal business is serving as a general partner in various real estate limited partnerships and providing asset and property management services for various properties. The address of its principal executive offices is 400 South El Camino Real, Suite 1100, San Mateo, CA 94402-1708.

     GLB (together with Glenborough Properties, L.P., the "Purchaser"), which owns all of the non-voting preferred stock of Glenborough Corporation, is a Maryland corporation whose principal business is functioning as a REIT, in which the operating partnership, Glenborough Properties, L.P., owns and operates GLB's real estate portfolio. Through its ownership of preferred stock in Glenborough Corporation and other various entities, GLB also receives economic benefit from such entities through preferred dividends. The address of its principal executive offices is 400 South El Camino Real, Suite 1100, San Mateo, CA 94402-1708.

     Glenborough Properties, L.P. (together with GLB, the "Purchaser"), is a California limited partnership whose principal business is operating a real estate portfolio as the operating partnership of GLB. The address of its principal executive offices is c/o Glenborough Realty Trust Incorporated, 400 South El Camino Real, Suite 1100, San Mateo, CA 94402-1708.

     Prudential Securities Group Inc., the parent of PB Properties, is a Delaware corporation whose principal business is as a holding company for PB Properties and various other subsidiaries, including PSI. The address of its principal executive offices is One Seaport Plaza, New York, NY 10292.

     PSI, an affiliate of PB Properties, is a Delaware corporation. PSI is a diversified global securities firm with operations pertaining to mutual funds, capital markets, investment banking, commodities and securities brokerage. The address of its principal executive offices is One Seaport Plaza, New York, NY 10292.

     On October 27, 1994, PSI entered into cooperation and deferred prosecution agreements (the "PSI Agreements") with the Office of the United States Attorney for the Southern District of New York (the "U.S. Attorney"). The PSI Agreements resolved a grand jury investigation that had been conducted by the U.S. Attorney into PSI's sale during the 1980s of the Prudential-Bache Energy Income Fund oil and gas limited partnerships (the "Income Funds"). In connection with the PSI Agreements, the U.S. Attorney filed a complaint charging PSI with a criminal violation of the securities laws. In its request for a deferred prosecution, PSI acknowledged having made certain misstatements in connection with the sale of the Income Funds. Pursuant to the PSI Agreements, the U.S. Attorney will defer any prosecution of the charge in the complaint for a period of three years, provided that PSI complies with certain conditions during this period. These include conditions that PSI not violate any criminal laws; that PSI contribute an additional $330 million to a pre-existing settlement fund; that PSI cooperate with the government in any future inquiries; and that PSI comply with various compliance-related provisions. If, at the end of the three-year period, PSI has complied with the terms of the PSI Agreements, the U.S. Attorney will be barred from prosecuting PSI on the charges set forth in the complaint. If, on the other hand, during the course of the period ending October 27, 1997, PSI violates the terms of the PSI Agreements, the U.S. Attorney can elect to pursue such charges.

     On October 21, 1993 PSI entered into an omnibus settlement with the SEC, state securities regulators in 51 jurisdictions (49 states, the District of Columbia and Puerto Rico) and the NASD to resolve allegations that had been asserted against PSI with respect to the sale of interests in more than 700 limited partnerships generated by PSI's Direct Investment Group and sold from January 1, 1980 through December 31, 1990. Subsequently, PSI reached a settlement with the remaining state. The partnerships principally involved real estate, oil and gas producing properties and aircraft leasing ventures.

     The allegations against PSI, which were set forth in a Complaint filed by the SEC on October 21, 1993 and in an Administrative Order issued by the SEC also on October 21, 1993, asserted that federal and state securities laws had been violated through sales of limited partnership interests (and a limited number of certain other securities) to persons for whom such securities were not suitable and that the safety, potential returns and liquidity of the investments had been misrepresented. PSI neither admitted nor denied the allegations. The Administrative Order (to which PSI consented without admitting or denying the SEC's findings) directed PSI to cease and desist from violating the federal securities laws and imposed a $10 million civil penalty. The Administrative Order also required PSI to adopt certain remedial measures including the establishment of a Compliance Committee of its Board of Directors.

     PSI's settlement with the state securities regulators included an agreement to pay a penalty of $500,000 per jurisdiction. All fifty-two jurisdictions have resolved this matter. In settling the NASD disciplinary action, PSI consented to a censure and paid a $5 million fine to the NASD.

     In connection with the settlement of the allegations asserted against it, and pursuant to a Final Order and Judgment entered on October 21, 1993 in the action commenced by the SEC, PSI deposited $330 million into a fund to be used for the resolution of claims for compensatory damages asserted by persons who purchased limited partnership interests from PSI, and agreed to provide additional funds, if necessary, for that purpose. The fund and claims resolution process were administered by a court-approved Claims Administrator.

     Brian J. Martin is President, Chief Executive Officer and Chairman of PB Properties, and a Senior Vice President of PSI. Mr. Martin also serves in various capacities for other affiliated companies. Mr. Martin joined PSI in September 1980. He is a U.S. citizen, and his business address is the same as the address for PB Properties, which is set forth above.

     Barbara J. Brooks is the Vice President--Finance and Chief Financial Officer of PB Properties, and a Senior Vice President of PSI. Ms. Brooks also serves in various capacities for other affiliated companies. Ms. Brooks has held several positions within PSI since 1983. She is a U.S. citizen, and her business address is the same as the address for PB Properties, which is set forth above.

     Eugene D. Burak is a Vice President of PB Properties, and a First Vice President of PSI. Prior to joining PSI in September 1995, he was a management consultant for three years and was with Equitable Capital Management Corporation from March 1990 to May 1992. He is a U.S. citizen, and his business address is the same as the address for PB Properties, which is set forth above.

     Chester A. Piskorowski is a Senior Vice President of PB Properties, and a Senior Vice President of PSI. Mr. Piskorowski has held several positions within PSI since April 1972. He is a U.S. citizen, and his business address is the same as the address for PB Properties, which is set forth above.

     Frank W. Giordano is a director of PB Properties, and a Senior Vice President and Senior Counsel of PSI. Mr. Giordano also serves in various capacities for other affiliated companies, and has been with PSI since July 1967. He is a U.S. citizen, and his business address is the same as the address for PB Properties, which is set forth above.

     Nathalie P. Maio is a director of PB Properties, and a Senior Vice President and Deputy General Counsel of PSI. She joined PSI's Law Department in 1983; presently she also serves in various capacities for other affiliated companies. She is a U.S. citizen, and her business address is the same as the address for PB Properties, which is set forth above.

     Robert Batinovich individually is a General Partner of the Partnership. Since January 1996, Mr. Batinovich has been Chairman and Chief Executive Officer of GLB. Mr. Batinovich was also President of GLB from January 1996 until September 1997. From 1978 until December 1995, Mr. Batinovich was Chairman and President of Glenborough Corpora- tion. Mr. Batinovich is a U.S. citizen. His business address is the same as the business address of the Purchaser, which is set forth above.

     Andrew Batinovich has been President of GLB since September 1997, and Chief Operating Officer and a director of GLB since January 1996. He has also been Chairman and Chief Executive Officer of Glenborough Corporation since January 1996. From 1978 until December 1995, Mr. Batinovich was Chief Operating Officer and Chief Financial Officer of Glenborough Corporation. Mr. Batinovich is a U.S. citizen. His business address is the same as the business address of the Purchaser, which is set forth above.

     Sandra Boyle has been Executive Vice President of GLB since September 1997, and President of Glenborough Corporation since January 1996. From January 1996 until September 1997, Ms. Boyle was Senior Vice President of GLB. From 1989 until December 1995, Ms. Boyle was Vice President of Glenborough Corporation. Ms. Boyle is a U.S. citizen. Her business address is the same as the business address of the Purchaser, which is set forth above.

     Frank E. Austin has been Senior Vice President and General Counsel of GLB since January 1996. From 1987 until December 1995, Mr. Austin was Vice President of Glenborough Corporation. Mr. Austin is a U.S. citizen. His business address is the same as the business address of the Purchaser, which is set forth above.

     Terri Garnick has been Senior Vice President and Chief Accounting Officer of GLB, and Chief Financial Officer of Glenborough Corporation, since January 1996. From 1991 until December 1995, she was Vice President of Glenborough Corporation. Ms. Garnick is a U.S. citizen. Her business address is the same as the business address of the Purchaser, which is set forth above.

                              AVAILABLE INFORMATION

     This Statement does not purport to be a complete description of all agreements and matters relating to the condition of the Partnership, its Assets and the transactions described herein. Attached to this Statement as Exhibit C is the Partnership's Annual Report on SEC Form 10-K for the year ended December 31, 1996, and attached to this Statement as Exhibit D is the Partnership's Quarterly Report on SEC Form 10-Q/A for the quarter ended June 30, 1997, each of which provides additional information regarding the Partnership. With respect to statements contained in this Statement as to the content of any contract or other document filed as an exhibit to either the Form 10-K or Form 10-Q, each such statement is qualified in all respects by reference to such report and the schedules thereto, which may be obtained without charge upon written request to the Partnership. To make such a request, a Unitholder must write to PB Properties, One Seaport Plaza, New York, New York 10292-0128.

     All documents filed by the Partnership with the Securities and Exchange Commission after the date of this Statement, but before the Partnership takes action pursuant to this Consent, shall be deemed to be incorporated by reference into this Statement. Copies of these documents will be available without charge upon request to PB Properties, One Seaport Plaza, New York, New York 10292-0128. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Statement shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained in this Statement (or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Statement) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

                                    EXHIBITS

EXHIBIT A:       PURCHASE AGREEMENT, DATED AS OF THE EFFECTIVE DATE, BY AND
                 BETWEEN THE PARTNERSHIP AND THE PURCHASER

EXHIBIT B:       PROPOSED AMENDMENTS TO AMENDED AND RESTATED AGREEMENT
                 OF LIMITED PARTNERSHIP

EXHIBIT C:       ANNUAL REPORT OF PARTNERSHIP ON FORM 10-K FOR THE YEAR
                 ENDED DECEMBER 31, 1996

EXHIBIT D:       QUARTERLY REPORT OF PARTNERSHIP ON FORM 10-Q/A FOR THE
                 QUARTER ENDED JUNE 30, 1997

                                TABLE OF CONTENTS

Section                                                                 Page
-------                                                                 -----
SUMMARY  ...............................................................  4
         The Partnership................................................  4
         Action by Written Consent......................................  5
         The Purchaser..................................................  6
         The Plan ......................................................  7
         Selected Historical Financial Data............................. 11

SPECIAL FACTORS CONCERNING THE PLAN..................................... 12
         Background of Proposed Sale of the Assets...................... 12
         Certain Conflicts of Interest.................................. 16
         The Purchase Agreement......................................... 16
         Closing of the Sale............................................ 18
         Description of Assets.......................................... 19
         C&W Reports.................................................... 20
         Use of Proceeds and Cash Distributions......................... 21
         Recommendation of the General Partners......................... 22
         Disadvantages of Plan.......................................... 23
         Advantages of Plan............................................. 23
         Failure to Approve Plan........................................ 25
         Amendment to Partnership Agreement............................. 25
         Liquidation.................................................... 26
         Certain Federal Income Tax Consequences of the Plan............ 26
                  General  ............................................. 26
                  Partnership Status.................................... 27
                  Federal Income Tax Consequences....................... 28
         Accounting Treatment........................................... 29
         No Appraisal Rights............................................ 30

MARKET PRICES OF UNITS AND DISTRIBUTIONS TO UNITHOLDERS................. 30
         Secondary and Market Prices for Units.......................... 30
         Distributions to Unitholders................................... 31

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF......................... 32

IDENTITY AND BACKGROUND OF CERTAIN PERSONS.............................. 32

AVAILABLE INFORMATION................................................... 36

EXHIBITS...................................................................37

EXHIBIT A:   Purchase Agreement, dated as of the Effective Date, by and between the Partnership and the Purchaser....................A-1

EXHIBIT B:   Proposed Amendments to Amended and Restated Agreement
             of Limited Partnership.......................................B-1

EXHIBIT C:   Annual Report of Partnership on Form 10-K for the year
             ended December 31, 1996......................................C-1

EXHIBIT D:   Quarterly Report of Partnership on Form 10-Q/A for the
             quarter ended June 30, 1997..................................D-1



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